1940 Act File No.811-08519

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    X

    Amendment No.   11  ....................................       X

                              FEDERATED CORE TRUST

               (Exact Name of Registrant as Specified in Charter)

                            Federated Investors Funds
                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7000
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)

                           John W. McGonigle, Esquire
                            Federated Investors Tower
                               1001 Liberty Avenue
                       Pittsburgh, Pennsylvania 15222-3779
                     (Name and Address of Agent for Service)
                (Notices should be sent to the Agent for Service)


                                   Copies To:

Matthew G. Maloney, Esquire
Dickstein Shapiro Morin & Oshinsky, LLP
2101 L. Street, NW
Washington, DC 20037

















FEDERATED CORE TRUST





Prospective Investor ____________________             Copy #__________________







CONFIDENTIAL PRIVATE OFFERING MEMORANDUM



FEDERATED MORTGAGE CORE PORTFOLIO


February 29, 2004














Investment Adviser
FEDERATED INVESTMENT MANAGEMENT COMPANY


Placement Agent
FEDERATED SECURITIES CORP.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222


Do Not Copy or Circulate


FEDERATED CORE TRUST









Federated Mortgage Core Portfolio






CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
---------------------------------------------------------------------------

February 29, 2004


A Confidential Statement of Additional Information (SAI) with respect to Federated Mortgage Core Portfolio (Portfolio) with the same date has been filed with the Securities and Exchange Commission (SEC), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Portfolio's placement agent at 1-800-341-7400.

Shares of the Portfolio are not deposits or obligations of any bank, and are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (1933 Act), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Portfolio are being offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Portfolio.

No resale of shares may be made unless the shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

This   Confidential   Private  Offering   Memorandum  has  been  prepared  on  a
confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.

                        FEDERATED MORTGAGE CORE PORTFOLIO
                       A Portfolio of Federated Core Trust
                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                     Part A
                     (information required in a prospectus)

                                February 29, 2004
-------------------------------------------------------------------------------


Please read this Confidential Private offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Portfolio that investors should know before investing.

A copy of a Subscription Agreement for use in subscribing to purchase shares of the Portfolio accompanies delivery of this Memorandum. In order to purchase shares of the Portfolio, a prospective investor must satisfactorily complete and execute the Subscription Agreement and deliver it to the Portfolio's Transfer Agent.

Items 1,2 3, 5 and 9 of Part A are omitted pursuant to Item B(2)(b) of the General Instructions to Form N-1A.

Investment Objective, Principal Investment Strategies and Related Risks

Investment Objective

The investment objective of the Portfolio is to provide total return. While there is no assurance that the Portfolio will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this offering memorandum.

Investment Strategy

The  Portfolio  pursues its  investment  objective  by  investing  primarily  in
mortgage  backed  securities,   including  collateralized  mortgage  obligations
(CMOs).

The Portfolio's investment adviser (Adviser) manages the portfolio by targeting a dollar weighted average duration relative to that of the Lehman Brothers Mortgage Backed Securities Index. Duration measures the price sensitivity of a portfolio of fixed income securities to changes in interest rates. The Adviser targets this range based upon its interest rate outlook. The Adviser formulates its interest rate outlook by analyzing a variety of factors, such as:

o     current and expected U.S. economic growth,
o     current and expected interest rates and inflation,
o     the Federal Reserve Board's monetary policy, and
o     changes in the supply of or demand for U.S. government securities.

The Adviser generally shortens the Portfolio's average duration when it expects interest rates to rise and extends the duration when it expects interest rates to fall.

The Adviser selects securities used to lengthen or shorten the Portfolio's average duration by comparing the returns currently offered by different investments to their historical and expected returns. In selecting mortgage backed securities, including CMOs, the analysis also focuses on the expected cash flows from the pool of mortgage obligations supporting the security. The Adviser attempts to assess the relative returns and risks of these securities by analyzing how the timing, amount and division of cash flows from the pool might change in response to changing economic and market conditions. The Adviser may use CMOs with more predictable cash flows (such as sequential pay, planned amortization class and targeted amortization class) to improve the Portfolio's performance in volatile markets. The Adviser may also use combinations of CMOs or CMOs and pass-through certificates to provide a higher yielding investment with market risks similar to a pass-through certificate or a Treasury security. The combination may involve different mortgage pools. Unanticipated differences in prepayment rates of the pools may reduce the return of the combined investment. Combinations may also include CMOs (such as IOs, POs, and inverse floaters) that have complex terms or less predictable cash flows.

In addition to buying mortgage backed securities outright, the Portfolio may acquire securities on a "to be announced" basis in order to enhance yield. The Portfolio engages in dollar roll transactions to increase income. The Portfolio uses repurchase agreements to secure its obligations in these transactions.

Because the Portfolio refers to mortgage investments in its name, it will notify shareholders at least 60 days in advance of any change in its investment policies that would enable the Portfolio to normally invest less than 80% of its assets in mortgage investments.

SECURITIES AND TECHNIQUES

Fixed Income Securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Portfolio principally invests:



     Agency Securities are issued or guaranteed by a federal agency or other government sponsored entity (GSE) acting under federal authority. Some GSE securities are supported by the full faith and credit of the United States. These include the Government National Mortgage Association, Small Business Administration, Farm Credit System Financial Assistance Corporation, Farmer's Home Administration, Federal Financing Bank, General Services Administration, Department of Housing and Urban Development, Export-Import Bank, Overseas Private Investment Corporation, and Washington Metropolitan Area Transit Authority Bonds. Other GSE securities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, and Tennessee Valley Authority in support of such obligations.

     A few GSE securities have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. These include the Farm Credit System, Financing Corporation, and Resolution Funding Corporation.

     Investors regard agency securities as having low credit risks, but not as low as Treasury securities.

     The Portfolio treats mortgage -backed securities guaranteed by a GSE as if issued or guaranteed by a federal agency. Although such a guarantee protects against credit risks, it does not reduce market and prepayment risks.



     Mortgage Backed Securities represent interests in pools of mortgages. The mortgages that comprise a pool normally have similar interest rates, maturities and other terms. Mortgages may have fixed or adjustable interest rates. Interests in pools of adjustable rate mortgages are known as ARMs.

     Mortgage backed securities come in a variety of forms. Many have extremely complicated terms. The simplest form of mortgage backed securities are pass-through certificates. An issuer of pass-through certificates gathers monthly payments from an underlying pool of mortgages. Then, the issuer deducts its fees and expenses and passes the balance of the payments onto the certificate holders once a month. Holders of pass-through certificates receive a pro rata share of all payments and pre-payments from the underlying mortgages. As a result, the holders assume all the prepayment risks of the underlying mortgages.

     The Portfolio may invest in both agency mortgage backed securities and in mortgage backed securities that are issued by a private entity. Securities issued by private entities must be rated investment grade by one or more nationally recognized statistical rating organizations (NRSROs). The ability to invest in securities issued by a private entity creates credit risk.

     Collateralized Mortgage Obligations, including interests in real estate mortgage investment conduits (REMICs), allocate payments and prepayments from an underlying pass-through certificate among holders of different classes of mortgage backed securities. This creates different prepayment and interest rate risks for each CMO class.

     Sequential CMOs. In a sequential pay CMO, one class of CMOs receives all principal payments and prepayments. The next class of CMOs receives all principal payments after the first class is paid off. This process repeats for each sequential class of CMO. As a result, each class of sequential pay CMOs reduces the prepayment risks of subsequent classes.

     PACs, TACs and Companion Classes. More sophisticated CMOs include planned amortization classes (PACs) and targeted amortization classes (TACs). PACs and TACs are issued with companion classes. PACs and TACs receive principal payments and prepayments at a specified rate. The companion classes receive principal payments and prepayments in excess of the specified rate. In addition, PACs will receive the companion classes' share of principal payments, if necessary, to cover a shortfall in the prepayment rate. This helps PACs and TACs to control prepayment risks by increasing the risks to their companion classes.

     IOs and POs. CMOs may allocate interest payments to one class (Interest Only or IOs) and principal payments to another class (Principal Only or
     POs). POs increase in value when prepayment rates increase. In contrast, IOs decrease in value when prepayments increase, because the underlying mortgages generate less interest payments. However, IOs tend to increase in value when interest rates rise (and prepayments decrease), making IOs a useful hedge against interest rate risks.

     Floaters and Inverse Floaters. Another variant allocates interest payments between two classes of CMOs. One class (Floaters) receives a share of interest payments based upon a market index such as LIBOR. The other class (Inverse Floaters) receives any remaining interest payments from the underlying mortgages. Floater classes receive more interest (and Inverse Floater classes receive correspondingly less interest) as interest rates rise. This shifts prepayment and interest rate risks from the Floater to the Inverse Floater class, reducing the price volatility of the Floater class and increasing the price volatility of the Inverse Floater class.

     Z Classes. CMOs must allocate all payments received from the underlying mortgages to some class. To capture any unallocated payments, CMOs generally have an accrual (Z) class. Z classes do not receive any payments from the underlying mortgages until all other CMO classes have been paid off. Once this happens, holders of Z class CMOs receive all payments and prepayments. Similarly, REMICs have residual interests that receive any mortgage payments not allocated to another REMIC class.

     The degree of increased or decreased prepayment risks depends upon the structure of the CMOs. However, the actual returns on any type of mortgage backed security depend upon the performance of the underlying pool of mortgages, which no one can predict and will not vary among pools.

     SPECIAL TRANSACTIONS

     Repurchase Agreements are transactions in which the Portfolio buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting the Portfolio's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Portfolio will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.

     The Portfolio's custodian or subcustodian will take possession of the securities subject to repurchase agreements. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.

     Repurchase agreements are subject to credit risks.

     Delayed Delivery Transactions, including when issued transactions, are arrangements in which the Portfolio buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio. The Portfolio records the transaction when it agrees to buy the securities and reflects their value in determining the price of its shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, delayed delivery transactions create interest rate risks for the Portfolio. Delayed delivery transactions also involve credit risks in the event of a counterparty default.

     To Be Announced Securities (TBAs). As with other delayed delivery transactions, a seller agrees to issue a TBA security at a future date. However, the seller does not specify the particular securities to be delivered. Instead, the Portfolio agrees to accept any security that meets specified terms. For example, in a TBA mortgage backed transaction, the Portfolio and the seller would agree upon the issuer, interest rate and terms of the underlying mortgages. The seller would not identify the specific underlying mortgages until it issues the security. TBA mortgage backed securities increase interest rate risks because the underlying mortgages may be less favorable than anticipated by the Portfolio.

     Dollar Rolls are transactions where the Portfolio sells mortgage backed securities with a commitment to buy similar, but not identical, mortgage backed securities on a future date at a lower price. Normally, one or both securities involved are TBA mortgage backed securities. Dollar rolls are subject to interest rate risks and credit risks.

     Securities Lending. The Portfolio may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Portfolio receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Portfolio the equivalent of any dividends or interest received on the loaned securities.

     The Portfolio will reinvest cash collateral in securities that qualify as an acceptable investment for the Portfolio. However, the Portfolio must pay interest to the borrower for the use of cash collateral.

     Loans are subject to termination at the option of the Portfolio or the borrower. The Portfolio will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Portfolio may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

     Securities lending activities are subject to interest rate risks and credit risks.

     Asset Coverage. In order to secure its obligations in connection with derivatives contracts or special transactions, the Portfolio will either own the underlying assets, enter into an offsetting transaction or set aside readily marketable securities with a value that equals or exceeds the Portfolio's obligations. Unless the Portfolio has other readily marketable assets to set aside, it cannot trade assets used to secure such obligations entering into an offsetting derivative contract or terminating a special transaction. This may cause the Portfolio to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions.

Temporary Defensive Investments

     The Portfolio may temporarily depart from its principal investment strategies by investing its assets in cash and shorter-term debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Portfolio to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.

INVESTMENT RISKS

Interest Rate Risks

o Prices of fixed income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

Credit Risks

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

o Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investors Service. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.

o Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

o Credit risk includes the possibility that a party to a transaction involving the Portfolio will fail to meet its obligations. This could cause the Portfolio to lose the benefit of the transaction or prevent the Portfolio from selling or buying other securities to implement its investment strategy.

Prepayment Risks

o Unlike traditional fixed income securities, which pay a fixed rate of interest until maturity (when the entire principal amount is due) payments on mortgage backed securities include both interest and a partial payment of principal. Partial payment of principal may be comprised of scheduled principal payments as well as unscheduled payments from the voluntary prepayment, refinancing, or foreclosure of the underlying loans. These unscheduled prepayments of principal create risks that can adversely affect a Portfolio holding mortgage backed securities.

     For example, when interest rates decline, the values of mortgage backed securities generally rise. However, when interest rates decline, unscheduled prepayments can be expected to accelerate, and the Portfolio would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appreciation on mortgage backed securities.

     Conversely, when interest rates rise, the values of mortgage backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of mortgage backed securities, and cause their value to decline more than traditional fixed income securities.

o Generally, mortgage backed securities compensate for the increased risk associated with prepayments by paying a higher yield. The additional interest paid for risk is measured by the difference between the yield of a mortgage backed security and the yield of a U.S. Treasury security with a comparable maturity (the spread). An increase in the spread will cause the price of the mortgage backed security to decline. Spreads generally increase in response to adverse economic or market conditions. Spreads may also increase if the security is perceived to have an increased prepayment risk or is perceived to have less market demand.

o If a fixed income security is called, the Portfolio may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

Liquidity Risks

o Trading opportunities are more limited for CMOs that have complex terms or that are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

o Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a when it wants to. If this happens, the Portfolio will be required to continue to hold the security and the Portfolio could incur losses.

Risks Associated with Complex CMOs

CMOs with complex or highly variable prepayment terms, such as companion classes, IOs, POs, Inverse Floaters and residuals, generally entail greater market, prepayment and liquidity risks than other mortgage backed securities. For example, their prices are more volatile and their trading market may be more limited.

Investment Ratings for Investment Grade Securities

The Adviser will determinate whether a security is investment grade based upon the credit ratings given by one or more NRSROs. For example, Standard and Poor's, a rating service, assigns ratings to investment grade securities (AAA, AA, A, and BBB) based on their assessment of the likelihood of the issuer's inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment that the security is comparable to investment grade.

Management Organization and Capital Structure



Investment Adviser

A Board of Trustees (the "Board") governs the Trust. The Board selects and oversees the Adviser, Federated Investment Management Company. The Adviser manages the Portfolio's assets including buying and selling portfolio securities. Federated Advisory Services Company (FASC), an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Trust. The address of the Adviser and FASC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Adviser will not receive a fee for its investment advisory services.

The Adviser and other subsidiaries of Federated advise approximately 136 mutual funds and a variety of separate accounts, which totaled approximately $198 billion in assets as of December 31, 2003. Federated was established in 1955 and is one of the largest mutual fund investment managers in the United States with over 1,650 employees. More than 5,000 investment professionals make Federated funds available to their customer Portfolio Managers


Todd A. Abraham

Todd A. Abraham has been the Portfolio's portfolio manager since inception. Mr. Abraham has been a Vice President of the Adviser since July 1997. Mr. Abraham joined Federated Investors in 1993 as an Investment Analyst and served as Assistant Vice President from 1995 to 1997. Mr. Abraham served as a Portfolio Analyst at Ryland Mortgage Co. from 1992 to 1993. Mr. Abraham is a Chartered Financial Analyst and received his M.B.A. in finance from Loyola College.

Donald T. Ellenberger

Donald T. Ellenberger has been the Portfolio's Portfolio Manager since April 1999. Mr. Ellenberger joined Federated in 1996 as a Portfolio Manager and a Vice President of a Federated advisory subsidiary. He has been a Vice President of the Adviser since 1997. From 1986 to 1996, he served as a Trader/Portfolio Manager for Mellon Bank, N.A. Mr. Ellenberger received his M.B.A. in Finance from Stanford University.

Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Pricing of Portfolio Shares

The net asset value (NAV) of the Portfolio is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the New York Stock Exchange (NYSE) is open.

The NAV per Share of the Portfolio is computed by dividing the value of the Portfolio's assets, less all liabilities, by the total number of Shares outstanding.

Purchase of Portfolio Shares

Shares of the Portfolio may be purchased any day the NYSE is open.

Purchases should be made in accordance with procedures established by the Transfer Agent.

Purchase orders for Shares of the Portfolio will receive the NAV next determined after the purchase order is received in proper form by the Portfolio's Transfer Agent, Federated Shareholder Services Company.

Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.

There is no minimum required initial or subsequent investment amount.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Redemption of Portfolio Shares

Shares of the Portfolio may be redeemed any day the NYSE is open.

Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent.

Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

o     to allow a purchase order to clear;
o     during periods of market volatility; or
o when a shareholder's trade activity or amount adversely impacts the Portfolio's ability to manage its assets.

Redemption in Kind

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Confirmations and Account Statements

Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity including dividends and capital gains paid. The Trust will not issue share certificates.

Dividends and Distributions

The Portfolio declares dividends daily and pays them monthly to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Portfolio receives the check. In either case, dividends are earned through the day a redemption request is received.

Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.

Tax Consequences

Portfolio distributions are taxable to the shareholder whether paid in cash or reinvested in the Portfolio. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending upon the length of time the Portfolio holds its assets.

Portfolio distributions are expected to be both dividends and capital gains. Redemptions are taxable sales.


Legal Proceedings

Like many other mutual fund companies, in September 2003, Federated, the parent company of the Federated funds' Adviser and distributor, received detailed requests for information on shareholder trading activities in the Federated funds from the SEC, the New York State Attorney General, and the National Association of Securities Dealers. Federated immediately retained the law firm of Reed Smith LLP to conduct an internal investigation, which is ongoing. Additionally, attorneys from the law firm of Dickstein Shapiro Morin & Oshinsky LLP, independent counsel to the Federated funds, are participating in the investigation and are reporting to the independent directors of the Federated funds on their progress.

The internal investigation is examining, among other things, circumstances in which it appears that a few Federated fund investors were granted exceptions to Federated's internal procedures for limiting frequent transactions, and that some of these investors made additional investments in other Federated funds. The investigation is also examining instances in which it appears that orders for Federated funds with variable NAVs were placed and accepted after the Federated funds' closing time at 4:00 p.m. Federated is taking steps to ensure that Federated fund shareholder trading policies are adhered to.

On October 22, 2003, Federated issued a press release that discusses these matters and announces that Federated is committed to taking remedial actions when and as appropriate, including compensating the Federated funds for any detrimental impact these transactions may have had on them. Based upon the progress of the investigation to date, Federated does not have sufficient information regarding these transactions to make a reasonable estimate of the amount, if any, by which the Federated funds have been impacted. The press release is available in the "About Us" section of Federated's website www.federatedinvestors.com, and any future press releases on this subject will also be posted there.

Shortly after the press release was issued, and notwithstanding Federated's commitment to taking remedial actions, Federated and various Federated funds were named as defendants in several class action lawsuits filed in the United States District Court for the Western District of Pennsylvania seeking damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders. Federated and the Federated funds are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. Although we do not believe that these lawsuits will have a material adverse effect on the Federated funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Federated fund redemptions, reduced sales of Federated fund shares, or other adverse consequences for the Federated funds.


Distribution Arrangements

Federated Securities Corp. is the Trust's Placement Agent. It receives no fee for its services.

Cusip 31409N200

(2/04)

























                        FEDERATED MORTGAGE CORE PORTFOLIO
                       A Portfolio of Federated Core Trust
                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                     Part B
         (information required in a Statement of Additional Information)

                                February 29, 2004

This Part B is not a prospectus. Read this Part B in conjunction with the Part A for Federated Mortgage Core Portfolio (Portfolio) dated February 29, 2004. This Part B incorporates by reference the Portfolio's Annual Report. Obtain Part A or the Annual Report without charge by calling 1-800-341-7400.





Table of Contents
Portfolio History                                      1
Investments, Techniques, Risks and Limitations         2
Management of the Trust                               10
Investment Advisory and Other Services                15
Brokerage Allocation and Other Practices              19
Capital Stock and Other Securities                    19
Shareholder Information                               20
Taxation of the Portfolio                             20
Financial Statements                                  21
Appendix                                              21
Addresses                                             23


Portfolio History

The Portfolio is a diversified portfolio of Federated Core Trust (the Trust). The Trust is an open-end, management investment company that was established under the laws of the Commonwealth of Massachusetts on August 21, 1996. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities.

Investments, Techniques, Risks and Limitations

SECURITIES IN WHICH THE PORTFOLIO INVESTS

Following is a table that indicates which types of securities are a:
o     P= Principal investment of the Portfolio; (shaded in chart)
o     A= Acceptable (but not principal) investment of the Portfolio

-------------------------------------------------------------------------------
Securities                                                        Mortgage Core
                                                                    Portfolio
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Fixed Income Securities                                                 P
--------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Treasury Securities                                                  A
-------------------------------------------------------------------------------
   Agency Securities                                                    P
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Zero Coupon Securities                                               A
-------------------------------------------------------------------------------
   Mortgage Backed Securities                                           P
-------------------------------------------------------------------------------
     CMOs                                                               P
-------------------------------------------------------------------------------
   Asset Backed Securities (home equity, manufactured                   A
   housing)
-------------------------------------------------------------------------------
   Credit Enhancement (home equity, manufactured housing)               A
-------------------------------------------------------------------------------
Derivative Contracts                                                    A
-------------------------------------------------------------------------------
   Futures Contracts                                                    A
-------------------------------------------------------------------------------
   Options                                                              A
-------------------------------------------------------------------------------
   Swaps                                                                A
-------------------------------------------------------------------------------
     Interest Rate Swaps                                                A
-------------------------------------------------------------------------------
     Caps and Floors                                                    A
-------------------------------------------------------------------------------
Special Transactions                                                    P
-------------------------------------------------------------------------------
   Repurchase Agreements                                                P
-------------------------------------------------------------------------------
   Reverse Repurchase Agreements                                        A
-------------------------------------------------------------------------------
   Delayed Delivery Transactions                                        P
-------------------------------------------------------------------------------
     To Be Announced Securities                                         P
-------------------------------------------------------------------------------
     Dollar Rolls                                                       P
-------------------------------------------------------------------------------
   Securities Lending                                                   P
-------------------------------------------------------------------------------
   Securities of Other Investment Companies                             A
-------------------------------------------------------------------------------
   Asset Coverage                                                       P
-------------------------------------------------------------------------------

SECURITIES DESCRIPTIONS AND TECHNIQUES

In addition to the principal securities listed in Part A, the Portfolio may also invest in the following:

Fixed Income Securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Portfolio invests:

Treasury Securities are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having the lowest credit risks.

Zero Coupon Securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security.
Investors must wait until maturity to receive interest and principal, which increases the interest rate risks and credit risks of a zero coupon security.

There are many forms of zero coupon securities. Some are issued at a discount and are referred to as zero coupon or capital appreciation bonds. Others are created from interest bearing bonds by separating the right to receive the bond's coupon payments from the right to receive the bond's principal due at maturity, a process known as coupon stripping. Treasury STRIPs, IOs and POs are the most common forms of stripped zero coupon securities. In addition, some securities give the issuer the option to deliver additional securities in place of cash interest payments, thereby increasing the amount payable at maturity. These are referred to as pay-in-kind or PIK securities.



Mortgage Related Asset Backed Securities. Asset backed securities are payable from pools of obligations other than mortgages. Most asset backed securities involve consumer or commercial debts. The Portfolio will purchase only mortgage-related asset backed securities such as home equity loans, second mortgages and manufactured housing obligations. Asset backed securities have prepayment risks. Like CMOs, asset backed securities may be structured like floaters, inverse floaters, IOs and POs.



Like mortgage backed securities, asset backed securities may be issued by a private entity and, although these securities must be rated investment grade, they present credit risk.

Credit Enhancement consists of an arrangement in which a company agrees to pay amounts due on a fixed income security if the issuer defaults. In some cases the company providing credit enhancement makes all payments directly to the security holders and receives reimbursement from the issuer. Normally, the credit enhancer has greater financial resources and liquidity than the issuer. For this reason, the Adviser usually evaluates the credit risk of a fixed income security based solely upon its credit enhancement.

Common types of credit enhancement include guarantees, letters of credit, bond insurance and surety bonds. Credit enhancement also includes arrangements where securities or other liquid assets secure payment of a fixed income security. If a default occurs, these assets may be sold and the proceeds paid to security's holders. Either form of credit enhancement reduces credit risks by providing another source of payment for a fixed income security.

Derivative Contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, currencies, commodities, financial indices or other assets. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset. The other party to a derivative contract is referred to as a counterparty.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

For example, the Portfolio could close out an open contract to buy an asset at a future date by entering into an offsetting contract to sell the same asset on the same date. If the offsetting sale price is more than the original purchase price, the Portfolio realizes a gain; if it is less, the Portfolio realizes a loss. Exchanges may limit the amount of open contracts permitted at any one time. Such limits may prevent the Portfolio from closing out a position. If this happens, the Portfolio will be required to keep the contract open (even if it is losing money on the contract), and to make any payments required under the contract (even if it has to sell portfolio securities at unfavorable prices to do so). Inability to close out a contract could also harm the Portfolio by preventing it from disposing of or trading any assets it has been using to secure its obligations under the contract.

Depending upon how the Portfolio uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset, derivative contracts may increase or decrease the Portfolio's exposure to interest rate and currency risks, and may also expose the Portfolio to liquidity and leverage risks. Over-the-counter (OTC) contracts also expose the Portfolio to credit risks in the event that a counterparty defaults on the contract.

     The Portfolio may trade in the following types of derivative contracts:

     Futures Contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date, and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. Futures contracts traded OTC are frequently referred to as forward contracts.

     The Portfolio may buy/sell financial futures contracts.

     Options are rights to buy or sell an underlying asset for a specified price (the exercise price) during, or at the end of, a specified period. A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. A put option gives the holder the right to sell the underlying asset to the writer of the option. The writer of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option.

     The Portfolio may:

o Buy put options on financial futures contracts in anticipation of a decrease in the value of the underlying asset; and

o    Buy or write options to close out existing options positions.

     The Portfolio may also write call options on financial futures contracts to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the underlying asset. If a call written by the Portfolio is exercised, the Portfolio foregoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received.

     When the Portfolio writes options on futures contracts, it will be subject to margin requirements similar to those applied to futures contracts.

     Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Portfolio would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms, and are known by a variety of names including caps, floors and collars. Common swap agreements that the Portfolio may use include:

     Interest Rate Swaps are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount of fixed income securities, in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million LIBOR swap would require one party to pay the equivalent of the London Interbank Offer Rate of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.

     Caps and Floors are contracts in which one party agrees to make payments only if an interest rate or index goes above (Cap) or below (Floor) a certain level in return for a fee from the other party.

SPECIAL TRANSACTIONS

Reverse Repurchase Agreements are repurchase agreements in which the Portfolio is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Portfolio. Reverse repurchase agreements are subject to credit risks. In addition, reverse repurchase agreements create leverage risks because the Portfolio must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.



Inter-Fund Borrowing and Lending Arrangements. The Securities and Exchange Commission (SEC) has granted an exemption that permits the Portfolio and all other funds advised by subsidiaries of Federated Investors, Inc. (Federated funds) to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending Federated funds, and an inter-fund loan is only made if it benefits each participating Federated fund. Federated Investors, Inc. (Federated) administers the program according to procedures approved by the Portfolio's Board of Trustees (the Board), and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating Federated funds.

For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Portfolio's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending Federated fund than market-competitive rates on overnight repurchase agreements (Repo Rate) and more attractive to the borrowing Federated fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (Bank Loan Rate), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.



Securities of Other Investment Companies. The Portfolio may invest its assets in securities of other investment companies, as an efficient means of carrying out its investment policies and managing its uninvested cash. It should be noted that investment companies incur certain expenses, such as management fees, and, therefore, any investment by the Portfolio in shares of other investment companies may be subject to such duplicate expenses. The Portfolio will limit its investment in other investment companies to not more than 3% of the total outstanding voting stock of any investment company, will invest no more than 5% of its total assets in any one investment company, and will invest no more than 10% of its total assets in investment companies in general.

INVESTMENT RISKS

There are many factors  which may effect an  investment  in the  Portfolio.  The
Portfolio's principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows. Additional risk factors are outlined below.

Interest Rate Risks

o Prices of fixed income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

Credit Risks

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

o Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investors Service. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.

o Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

o Credit risk includes the possibility that a party to a transaction involving the Portfolio will fail to meet its obligations. This could cause the Portfolio to lose the benefit of the transaction or prevent the Portfolio from selling or buying other securities to implement its investment strategy.

Prepayment Risks

o Unlike traditional fixed income securities, which pay a fixed rate of interest until maturity (when the entire principal amount is due) payments on mortgage backed securities include both interest and a partial payment of principal. Partial payment of principal may be comprised of scheduled principal payments as well as unscheduled payments from the voluntary prepayment, refinancing, or foreclosure of the underlying loans. These unscheduled prepayments of principal create risks that can adversely affect a Portfolio holding mortgage backed securities.

     For example, when interest rates decline, the values of mortgage backed securities generally rise. However, when interest rates decline, unscheduled prepayments can be expected to accelerate, and the Portfolio would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appreciation on mortgage backed securities.

     Conversely, when interest rates rise, the values of mortgage backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of mortgage backed securities, and cause their value to decline more than traditional fixed income securities.

o Generally, mortgage backed securities compensate for the increased risk associated with prepayments by paying a higher yield. The additional interest paid for risk is measured by the difference between the yield of a mortgage backed security and the yield of a U.S. Treasury security with a comparable maturity (the spread). An increase in the spread will cause the price of the mortgage backed security to decline. Spreads generally increase in response to adverse economic or market conditions. Spreads may also increase if the security is perceived to have an increased prepayment risk or is perceived to have less market demand.

o If a fixed income security is called, the Portfolio may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

Liquidity Risks

o Trading opportunities are more limited for fixed income securities that have not received any credit ratings, have received ratings below investment grade or are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

o Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Portfolio will be required to continue to hold the security or keep the position open, and the Portfolio could incur losses.

o OTC derivative contracts generally carry greater liquidity risk than exchange-traded contracts.

Sector Risks

o A substantial part of the Portfolio's portfolio may be comprised of securities issued or credit enhanced by companies in similar businesses, or with other similar characteristics. As a result, the Portfolio will be more susceptible to any economic, business, political, or other developments which generally affect these issuers.

Leverage Risks

o Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Portfolio's risk of loss and potential for gain.

o    The  Portfolio  may  invest in  instruments  whose  returns  are based on a
     multiple  of  a  specified  index,   security  or  other  benchmark.   Such
     performance multiplication may increase leverage risks.

FUNDAMENTAL INVESTMENT OBJECTIVE

The Portfolio's fundamental investment objective is to provide total return. The investment objective may not be changed by the Portfolio's Trustees without shareholder approval.

INVESTMENT LIMITATIONS

Selling Short and Buying on Margin

The Portfolio will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

Issuing Senior Securities

The Portfolio will not issue senior securities, except as permitted by its investment objective and policies.

Borrowing Money

The Portfolio will not borrow money, except to the extent permitted under the Investment Company Act of 1940 (1940 Act) (which currently limits borrowings to no more than 33 1/3% of the value of the Portfolio's total assets). For purposes of this investment restriction, the entry into options, futures contracts and dollar roll transactions shall not constitute borrowing.

Pledging Assets

The Portfolio will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may mortgage, pledge or hypothecate assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of its total assets at the time of borrowing.

Concentration of Investments

The Portfolio will not purchase securities if, as a result of such purchase, 25% or more of its total assets would be invested in any one industry. However, the Portfolio may at any time invest 25% or more of its assets in cash or cash items and securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities.

Investing in Commodities

The Portfolio will not purchase or sell commodities, commodity contracts, or commodity futures contracts except to the extent that the Portfolio may engage in transactions involving futures contracts and related options.

Investing in Real Estate

The Portfolio will not purchase or sell real estate, although it may invest in securities of companies whose business involves the purchase or sale of real estate or in securities secured by real estate or interests in real estate.

Lending Cash or Securities

The Portfolio will not lend any of its assets, except portfolio securities up to one-third of its total assets. This shall not prevent the Portfolio from purchasing or holding corporate or U.S. government bonds, debentures, notes, certificates of indebtedness or other debt securities of an issuer, entering into repurchase agreements, or engaging in other transactions which are permitted by the Portfolio's investment objective and policies or the Trust's Declaration of Trust.

Underwriting

The Portfolio will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the Securities Act of 1933 (1933 Act) in connection with the sale of securities in accordance with its investment objective, policies and limitations.

Diversification of Investments

With respect to 75% of its total assets, the Portfolio will not purchase the securities of any one issuer (other than cash, cash items, or securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements collateralized by such securities) if, as a result, more than 5% of its total assets would be invested in the securities of that issuer. Also, the Portfolio will not purchase more than 10% of any class of the outstanding voting securities of any one issuer. For these purposes, the Portfolio considers common stock and all preferred stock of an issuer each as a single class, regardless of priorities, series, designations, or other differences.

-------------------------------------------------------------------------------
The above limitations cannot be changed unless authorized by the Board and by the "vote of a majority of its outstanding voting securities," as defined by the 1940 Act. The following limitations, however, may be changed by the Board without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.
-------------------------------------------------------------------------------

Restricted and Illiquid Securities

The Portfolio will not invest more than 15% of its total assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice and certain restricted securities not determined by the Trustees to be liquid.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value of total or net assets will not result in a violation of such restriction.

The Portfolio has no present intention to borrow money in excess of 5% of the value of its net assets during the coming fiscal year.


Account and Share Information

VOTING RIGHTS

Each Share of the Portfolio gives the shareholder one vote in Trustee elections and other matters submitted to shareholders for vote.

All Shares of the Portfolio have equal voting rights.

As of February 2, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Shares: State Street Corp,
Total Return Bond Fund, Quincy, MA, owned approximately 36,579,425 Shares (49.32%), State Street Corp, Strategic Income Fund, North Quincy, MA, owned approximately 7,106,210 Shares (9.58%), State Street Corp, Total Return Government Bond Fund, Quincy MA, owned approximately 5,255,702 Shares (7.09%), CPF Managed Portfolio IV, Pittsburgh, PA, owned approximately 5,115,017 Shares (6.90%) and CPF Managed Portfolio III, Pittsburgh, PA, owned approximately 4,975,030 Shares (6.71%).

Shareholders owning 25% or more of outstanding Shares may be in control and be able to affect the outcome of certain matters presented for a vote of shareholders.



Management of the Trust



Board of Trustees, Management Information, Compensation

The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Portfolio. Where required, the tables separately list Board members who are "interested persons" of the Portfolio (i.e., "Interested" Board members) and those who are not (i.e., "Independent" Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA. The Trust comprises two portfolios and the Federated Fund Complex consists of 44 investment companies (comprising 136 portfolios). Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in the Federated Fund Complex; serves for an indefinite term; and also serves as a Board member of the following investment company complexes: Banknorth Funds-four portfolios; Golden Oak(R) Family of Funds-seven portfolios and WesMark Funds-five portfolios.

As of February 2, 2004, the Fund's Board and Officers as a group owned less than 1% of the Portfolio's outstanding Shares.

INTERESTED TRUSTEES BACKGROUND AND COMPENSATION
                                                                     Aggregate           Total
          Name                                                      Compensation     Compensation
       Birth Date                                                   From Portfolio    rom Trust and
        Address                                                     (past fiscal    Federated Fund
  Positions Held with        Principal Occupation(s) for Past          year)            Complex
         Trust                Five Years, Other Directorships                        past calendar
   Date Service Began          Held and Previous Position(s)                            (year)

John F. Donahue*            Principal Occupations: Chairman              $0               $0
Birth Date: July 28,        and Director or Trustee of the
1924                        Federated Fund Complex; Chairman
CHAIRMAN AND TRUSTEE        and Director, Federated Investors,
Began serving: August       Inc.
1996
                            -----------------------------------

                            Previous Positions: Trustee,
                            Federated Investment Management
                            Company and Chairman and Director,
                            Federated Investment Counseling.

Lawrence D. Ellis, M.D.*    Principal Occupations: Director or        $700.10          $148,500
Birth Date: October 11,     Trustee of the Federated Fund
1932                        Complex; Professor of Medicine,
3471 Fifth Avenue           University of Pittsburgh; Medical
Suite 1111                  Director, University of Pittsburgh
Pittsburgh, PA              Medical Center Downtown;
TRUSTEE                     Hematologist, Oncologist and
Began serving: August       Internist, University of
1996                        Pittsburgh Medical Center.

                            Other Directorships Held: Member,
                            National Board of Trustees,
                            Leukemia Society of America.

                            Previous Positions: Trustee,
                            University of Pittsburgh;
                            Director, University of Pittsburgh
                            Medical Center.


------------------------------------------------------------------------------------

* Family relationships and reasons for "interested" status: John F. Donahue is the father of J. Christopher Donahue; both are "interested" due to the positions they hold with Federated and its subsidiaries. Lawrence D. Ellis, M.D. is "interested" because his son-in-law is employed by the Portfolio's principal underwriter, Federated Securities Corp.


INDEPENDENT TRUSTEES BACKGROUND AND COMPENSATION


                                                                     Aggregate           Total
          Name                                                      Compensation     Compensation
       Birth Date                                                   From Portfolio    rom Trust and
        Address                                                     (past fiscal    Federated Fund
  Positions Held with        Principal Occupation(s) for Past          year)            Complex
         Trust                Five Years, Other Directorships                        past calendar
   Date Service Began          Held and Previous Position(s)                            (year)



Thomas G. Bigley            Principal Occupation: Director or         $770.12          $163,350
Birth Date: February 3,     Trustee of the Federated Fund
1934                        Complex.
15 Old Timber Trail
Pittsburgh, PA              Other Directorships Held:
TRUSTEE                     Director, Member of Executive
Began serving: August       Committee, Children's Hospital of
1996                        Pittsburgh; Director, University
                            of Pittsburgh.

                            Previous Position: Senior Partner,
                            Ernst & Young LLP.

John T. Conroy, Jr.         Principal Occupations: Director or        $770.12          $163,350
 Birth Date: June 23,       Trustee of the Federated Fund
1937                        Complex; Chairman of the Board,
Grubb &                     Investment Properties Corporation;
Ellis/Investment            Partner or Trustee in private real
Properties Corporation      estate ventures in Southwest
3838 North Tamiami Trail    Florida.
Suite 402
Naples, FL                  Previous Positions: President,
TRUSTEE                     Investment Properties Corporation;
Began serving: August       Senior Vice President, John R.
1996                        Wood and Associates, Inc.,
                            Realtors; President, Naples
                            Property Management, Inc. and
                            Northgate Village Development
                            Corporation.

Nicholas P. Constantakis    Principal Occupation: Director or         $770.12          $163,350
Birth Date: September       Trustee of the Federated Fund
3, 1939                     Complex.
175 Woodshire Drive
Pittsburgh, PA
TRUSTEE
Began serving: February     Other Directorships Held: Director
1998                        and Member of the Audit Committee,
                            Michael Baker Corporation
                            (engineering and energy services
                            worldwide).



                            Previous Position: Partner,
                            Anderson Worldwide SC.

John F. Cunningham          Principal Occupation: Director or         $700.10          $148,500
 Birth Date: March 5,       Trustee of the Federated Fund
1943                        Complex.
353 El Brillo Way
Palm Beach, FL              Other Directorships Held:
TRUSTEE                     Chairman, President and Chief
Began serving: January      Executive Officer, Cunningham &
1999                        Co., Inc. (strategic business
                            consulting); Trustee Associate,
                            Boston College.

                            Previous Positions: Director,
                            Redgate Communications and EMC
                            Corporation (computer storage
                            systems); Chairman of the Board
                            and Chief Executive Officer,
                            Computer Consoles, Inc.; President
                            and Chief Operating Officer, Wang
                            Laboratories; Director, First
                            National Bank of Boston; Director,
                            Apollo Computer, Inc.

Peter E. Madden             Principal Occupation: Director or         $700.10          $148,500
Birth Date: March 16,       Trustee of the Federated Fund
1942                        Complex; Management Consultant.
One Royal Palm Way
100 Royal Palm Way
Palm Beach, FL
TRUSTEE
Began serving: August       Other Directorships Held: Board of
1996                        Overseers, Babson College.

                            Previous Positions:
                            Representative, Commonwealth of
                            Massachusetts General Court;
                            President, State Street Bank and
                            Trust Company and State Street
                            Corporation (retired); Director,
                            VISA USA and VISA International;
                            Chairman and Director,
                            Massachusetts Bankers Association;
                            Director, Depository Trust
                            Corporation; Director, The Boston
                            Stock Exchange.


                                                                     Aggregate           Total
          Name                                                      Compensation     Compensation
       Birth Date                                                   From Portfolio    rom Trust and
        Address                                                     (past fiscal    Federated Fund
  Positions Held with        Principal Occupation(s) for Past          year)            Complex
         Trust                Five Years, Other Directorships                        past calendar
   Date Service Began          Held and Previous Position(s)                            (year)


Charles F. Mansfield,       Principal Occupations: Director or        $770.12          $163,350
Jr.                         Trustee of the Federated Fund
Birth Date: April 10,       Complex; Management Consultant;
1945                        Executive Vice President, DVC
80 South Road               Group, Inc. (marketing,
Westhampton Beach, NY       communications and technology)
TRUSTEE                     (prior to 9/1/00).
Began serving: January
1999                        Previous Positions: Chief
                            Executive Officer, PBTC
                            International Bank; Partner,
                            Arthur Young & Company (now Ernst
                            & Young LLP); Chief Financial
                            Officer of Retail Banking Sector,
                            Chase Manhattan Bank; Senior Vice
                            President, HSBC Bank USA
                            (formerly, Marine Midland Bank);
                            Vice President, Citibank;
                            Assistant Professor of Banking and
                            Finance, Frank G. Zarb School of
                            Business, Hofstra University.

John E. Murray, Jr.,        Principal Occupations:  Director          $840.14          $178,200
J.D., S.J.D.                or Trustee of the Federated Fund
Birth Date: December        Complex; Chancellor and Law
20, 1932                    Professor, Duquesne University;
Chancellor, Duquesne        Partner, Murray, Hogue & Lannis.
University
Pittsburgh, PA              Other Directorships Held:
TRUSTEE                     Director, Michael Baker Corp.
Began serving: August       (engineering, construction,
1996                        operations and technical services).

                            Previous Positions: President,
                            Duquesne University; Dean and
                            Professor of Law, University of
                            Pittsburgh School of Law; Dean and
                            Professor of Law, Villanova
                            University School of Law.

Marjorie P. Smuts           Principal Occupations:  Director          $700.10          $148,500
Birth Date: June 21,        or Trustee of the Federated Fund
1935                        Complex; Public
4905 Bayard Street          Relations/Marketing
Pittsburgh, PA              Consultant/Conference Coordinator.
TRUSTEE
Began serving: August       Previous Positions: National
1996                        Spokesperson, Aluminum Company of
                            America; television producer;
                            President, Marj Palmer Assoc.;
                            Owner, Scandia Bord.

John S. Walsh               Principal Occupations:  Director          $700.10          $148,500
Birth Date: November        or Trustee of the Federated Fund
28, 1957                    Complex; President and Director,
2604 William Drive          Heat Wagon, Inc. (manufacturer of
Valparaiso, IN              construction temporary heaters);
TRUSTEE                     President and Director,
Began serving: January      Manufacturers Products, Inc.
1999                        (distributor of portable
                            construction heaters); President,
                            Portable Heater Parts, a division
                            of Manufacturers Products, Inc.

                             Previous Position: Vice
                            President, Walsh & Kelly, Inc.


OFFICERS**

               Name
            Birth Date
             Address
    Positions Held with Trust
        Date Service Began                  Principal Occupation(s) and Previous Position(s)
J. Christopher Donahue*                  Principal Occupations: Principal Executive Officer and
Birth Date: April 11, 1949               President of the Federated Fund Complex; Director or
PRESIDENT                                Trustee of some of the Funds in the Federated Fund
Began serving: November 1997             Complex; President, Chief Executive Officer and
                                         Director, Federated Investors, Inc.; Chairman and
                                         Trustee, Federated Investment Management Company;
                                         Trustee, Federated Investment Counseling; Chairman and
                                         Director, Federated Global Investment Management
                                         Corp.; Chairman, Federated Equity Management Company
                                         of Pennsylvania, Passport Research, Ltd. and Passport
                                         Research II, Ltd.; Trustee, Federated Shareholder
                                         Services Company; Director, Federated Services Company.

                                         Previous Positions: President, Federated Investment
                                         Counseling; President and Chief Executive Officer,
                                         Federated Investment Management Company, Federated
                                         Global Investment Management Corp. and Passport
                                         Research, Ltd.

-------------------------------------------------------------------------------------------------
John W. McGonigle                        Principal Occupations: Executive Vice President and
Birth Date: October 26, 1938             Secretary of the Federated Fund Complex; Executive
EXECUTIVE VICE PRESIDENT AND             Vice President, Secretary and Director, Federated
SECRETARY                                Investors, Inc.
----------------------------------
Began serving: November 1997             Previous Positions: Trustee, Federated Investment
                                         Management Company and Federated Investment
                                         Counseling; Director, Federated Global Investment
                                         Management Corp., Federated Services Company and
                                         Federated Securities Corp.

Richard J. Thomas                        Principal Occupations: Principal Financial Officer and
Birth Date: June 17, 1954                Treasurer of the Federated Fund Complex; Senior Vice
TREASURER                                President, Federated Administrative Services.
----------------------------------
Began serving: November 1998             Previous Positions: Vice President, Federated
                                         Administrative Services; held various management
                                         positions within Funds Financial Services Division of
                                         Federated Investors, Inc.

Richard B. Fisher                        Principal Occupations: Vice Chairman or Vice President
Birth Date: May 17, 1923                 of some of the Funds in the Federated Fund Complex;
VICE PRESIDENT                           Vice Chairman, Federated Investors, Inc.; Chairman,
----------------------------------       Federated Securities Corp.
Began serving: November 1997
                                         Previous Positions: President and Director or Trustee
                                         of some of the Funds in the Federated Fund Complex;
                                         Executive Vice President, Federated Investors, Inc.
                                         and Director and Chief Executive Officer, Federated
                                         Securities Corp.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
William D. Dawson, III                   Principal Occupations: Chief Investment Officer of
 Birth Date: March 3, 1949               this Fund and various other Funds in the Federated
CHIEF INVESTMENT OFFICER                 Fund Complex; Executive Vice President, Federated
Began serving: November 1999             Investment Counseling, Federated Global Investment
                                         Management Corp., Federated Investment Management
                                         Company Federated Equity Management Company of
                                         Pennsylvania, Passport Research, Ltd. and Passport
                                         Research II, Ltd.

                                         Previous Positions: Executive Vice President and
                                         Senior Vice President, Federated Investment Counseling
                                         Institutional Portfolio Management Services Division;
                                         Senior Vice President, Federated Investment Management
                                         Company and Passport Research, Ltd.

----------------------------------       Mark E. Durbiano has been the Fund's Portfolio Manager
Mark E. Durbiano                         of High-Yield Bond Portfolio since its inception. He
Birth Date: May 17, 1923                 is Vice President of the Trust. Mr. Durbiano joined
VICE PRESIDENT                           Federated in 1982 and has been a Senior Portfolio
----------------------------------       Manager and a Senior Vice President of the Fund's
----------------------------------       Adviser since 1996. From 1988 through 1995, Mr.
Began serving: November 1997             Durbiano was a Portfolio Manager and a Vice President
                                         of the Fund's Adviser. Mr. Durbiano is a Chartered
                                         Financial Analyst and received his M.B.A. in Finance
                                         from the University of Pittsburgh.

                                         Todd A. Abraham has been the Fund's Portfolio Manager
Todd A. Abraham                          since inception. He is Vice President of the Trust.
Birth Date: February 10, 1966            Mr. Abraham has been a Portfolio Manager since 1995
VICE PRESIDENT                           and a Vice President of the Fund's Adviser since 1997.
Began serving: May 2003                  Mr. Abraham joined Federated in 1993 as an Investment
                                         Analyst and served as Assistant Vice President from
                                         1995 to 1997. Mr. Abraham served as a Portfolio
                                         Analyst at Ryland Mortgage Co. from 1992-1993. Mr.
                                         Abraham is a Chartered Financial Analyst and received
                                         his M.B.A. in Finance from Loyola College.

-------------------------------------------------------------------------------------------------


* Family relationships and reasons for "interested" status: John F. Donahue is the father of J. Christopher Donahue; both are "interested" due to the positions they hold with Federated and its subsidiaries. ** Officers do not receive any compensation from the Portfolio.

Thomas R.  Donahue,  Chief  Financial  Officer,  Vice  President,  Treasurer and
Assistant Secretary of Federated and an officer of its various advisory and underwriting subsidiaries, has served as a Term Member on the Board of Directors of Duquesne University, Pittsburgh, Pennsylvania, since May 12, 2000. Mr. John
E. Murray, Jr., an Independent Trustee of the Portfolio,  served as President of
Duquesne from 1988 until his  retirement  from that position in 2001, and became
Chancellor of Duquesne on August 15, 2001. It should be noted that Mr. Donahue abstains on any matter that comes before Duquesne's Board that affects Mr.
Murray personally.


COMMITTEES OF THE BOARD
   Board           Committee                    Committee Functions                 Meetings
                                                                                    Held
                                                                                    during
                                                                                    Last
                                                                                    Fiscal
 Committee          Members                                                         Year

Executive     John F. Donahue       In between meetings of the full Board, the         One
              John E. Murray,       Executive Committee generally may exercise
              Jr., J.D., S.J.D.     all the powers of the full Board in the
                                    management and direction of the business
                                    and conduct of the affairs of the Trust in
                                    such manner as the Executive Committee
                                    shall deem to be in the best interests of
                                    the Trust. However, the Executive
                                    Committee cannot elect or remove Board
                                    members, increase or decrease the number
                                    of Trustees, elect or remove any Officer,
                                    declare dividends, issue shares or
                                    recommend to shareholders any action
                                    requiring shareholder approval.

Audit         Thomas G. Bigley      The Audit Committee reviews and recommends         Four
              John T. Conroy, Jr.   to the full Board the independent auditors
              Nicholas P.           to be selected to audit the Portfolio's
              Constantakis          financial statements; meets with the
              Charles F.            independent auditors periodically to
              Mansfield, Jr.        review the results of the audits and
                                    reports the results to the full Board;
                                    evaluates the independence of the
                                    auditors, reviews legal and regulatory
                                    matters that may have a material effect on
                                    the financial statements, related
                                    compliance policies and programs, and the
                                    related reports received from regulators;
                                    reviews the Portfolio's internal audit
                                    function; reviews compliance with the
                                    Portfolio's code of conduct/ethics;
                                    reviews valuation issues; monitors
                                    inter-fund lending transactions; reviews
                                    custody services and issues and
                                    investigates any matters brought to the
                                    Committee's attention that are within the
                                    scope of its duties.





BOARD OWNERSHIP OF SHARES IN THE PORTFOLIO AND IN THE FEDERATED FAMILY OF INVESTMENT COMPANIES AS OF DECEMBER 31, 2003


                                                                Aggregate
                                                             Dollar Range of
                                        Dollar Range of      Shares Owned in
           Interested                    Shares Owned      Federated Family of
        Board Member Name                in Portfolio     Investment Companies

John F. Donahue                              None             Over $100,000
J. Christopher Donahue                       None             Over $100,000
Lawrence D. Ellis, M.D.                      None             Over $100,000

Independent Board Member Name

Thomas G. Bigley                             None             Over $100,000
John T. Conroy, Jr.                          None             Over $100,000
Nicholas P. Constantakis                     None             Over $100,000
John F. Cunningham                           None             Over $100,000
Peter E. Madden                              None             Over $100,000
Charles F. Mansfield, Jr.                    None          $50,001 - $100,000
John E. Murray, Jr., J.D., S.J.D.            None             Over $100,000
Marjorie P. Smuts                            None             Over $100,000
John S. Walsh                                None             Over $100,000

INVESTMENT ADVISER

The Adviser conducts investment research and makes investment decisions for the Portfolio.

The Adviser is a wholly owned subsidiary of Federated.

The Adviser shall not be liable to the Trust or any Portfolio shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

As required by the 1940 Act, the Portfolio's Board has reviewed the Portfolio's investment advisory contract. The Board's decision to approve the contract reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of the contract, the Board considers many factors, among the most material of which are: the Portfolio's investment objectives and long term performance; the Adviser's management philosophy, personnel, and processes; the preferences and expectations of fund shareholders and their relative sophistication; the continuing state of competition in the mutual fund industry; comparable fees in the mutual fund industry; the range and quality of services provided to the Portfolio and its shareholders by the Federated organization in addition to investment advisory services; and the Portfolio's relationship to the Federated funds.

In assessing the Adviser's performance of its obligations, the Board also considers whether there has occurred a circumstance or event that would constitute a reason for it to not renew an advisory contract. In this regard, the Board is mindful of the potential disruptions of the Portfolio's operations and various risks, uncertainties and other effects that could occur as a result of a decision to terminate or not renew an advisory contract. In particular, the Board recognizes that most shareholders have invested in the Portfolio on the strength of the Adviser's industry standing and reputation and in the expectation that the Adviser will have a continuing role in providing advisory services to the Portfolio. The Board also considers the compensation and benefits received by the Adviser. This includes fees received for services provided to the Portfolio by other entities in the Federated organization and research services received by the Adviser from brokers that execute fund trades, as well as advisory fees. In this regard, the Board is aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an Adviser's compensation: the nature and quality of the services provided by the Adviser, including the performance of the Portfolio; the Adviser's cost of providing the services; the extent to which the Adviser may realize "economies of scale" as the Portfolio grows larger; any indirect benefits that may accrue to the Adviser and its affiliates as a result of the Adviser's relationship with the Portfolio; performance and expenses of comparable funds; and the extent to which the independent Board members are fully informed about all facts bearing on the Adviser's service and fee. The Portfolio's Board is aware of these factors and takes them into account in its review of the Portfolio's advisory contract.

The Board considers and weighs these circumstances in light of its substantial accumulated experience in governing the Portfolio and working with Federated on matters relating to the Federated funds, and is assisted in its deliberations by the advice of independent legal counsel. In this regard, the Board requests and receives a significant amount of information about the Portfolio and the
Federated organization. Federated provides much of this information at each regular meeting of the Board, and furnishes additional reports in connection with the particular meeting at which the Board's formal review of the advisory contracts occurs. In between regularly scheduled meetings, the Board may receive information on particular matters as the need arises. Thus, the Board's evaluation of an advisory contract is informed by reports covering such matters as: the Adviser's investment philosophy, personnel, and processes; the Portfolio's short- and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor or "peer group" funds), and comments on the reasons for performance; the Portfolio's expenses (including the advisory fee itself and the overall expense structure of the Portfolio, both in absolute terms and relative to similar and/or competing funds, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Portfolio's portfolio securities; the nature and extent of the advisory and other services provided to the Portfolio by the Adviser and its affiliates; compliance and audit reports concerning the Federated funds and the Federated companies that service them; and relevant developments in the mutual fund industry and how the Federated funds and/or Federated are responding to them.

The Board also receives financial information about Federated, including reports on the compensation and benefits Federated derives from its relationships with the Federated funds. These reports cover not only the fees under the advisory contracts, but also fees received by Federated's subsidiaries for providing other services to the Federated funds under separate contracts (e.g., for serving as the Federated funds' administrator and transfer agent). The reports also discuss any indirect benefit Federated may derive from its receipt of research services from brokers who execute Federated fund trades.



The Board bases its decision to approve an advisory contract on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. Not all of the factors and considerations identified above are relevant to every Federated fund, nor does the Board consider any one of them to be determinative. Because the totality of circumstances includes considering the relationship of each Federated fund, the Board does not approach consideration of every Federated fund's advisory contract as if that were the only Federated fund.

Services Agreement

Federated Advisory Services Company, an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Portfolio.

Other Related Services

Affiliates of the Adviser may, from time to time, provide certain electronic equipment and software to institutional customers in order to facilitate the purchase of Portfolio Shares offered by the Distributor.

CODE OF ETHICS RESTRICTIONS ON PERSONAL TRADING

As required by SEC rules, the Portfolio, its Adviser, and its Distributor have adopted codes of ethics. These codes govern securities trading activities of investment personnel, Portfolio Trustees, and certain other employees. Although they do permit these people to trade in securities, including those that the Portfolio could buy, they also contain significant safeguards designed to protect the Portfolio and its shareholders from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.

VOTING PROXIES ON FUND PORTFOLIO SECURITIES

The Board has delegated to the Adviser authority to vote proxies on the securities held in the Portfolio's portfolio. The Board has also approved the Adviser's policies and procedures for voting the proxies, which are described below.

Proxy Voting Policies

The Adviser's general policy is to cast proxy votes in favor of proposals that the Adviser anticipates will enhance the long-term value of the securities being voted. Generally, this will mean voting for proposals that the Adviser believes will: improve the management of a company; increase the rights or preferences of the voted securities; and/or increase the chance that a premium offer would be made for the company or for the voted securities.

The following examples illustrate how these general policies may apply to proposals submitted by a company's board of directors. However, whether the Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

On matters of corporate governance, generally the Adviser will vote for proposals to: require independent tabulation of proxies and/or confidential voting by shareholders; reorganize in another jurisdiction (unless it would reduce the rights or preferences of the securities being voted); and repeal a shareholder rights plan (also known as a "poison pill"). The Adviser will generally vote against the adoption of such a plan (unless the plan is designed to facilitate, rather than prevent, unsolicited offers for the company).

On matters of capital structure, generally the Adviser will vote: against proposals to authorize or issue shares that are senior in priority or voting rights to the securities being voted; for proposals to grant preemptive rights to the securities being voted; and against proposals to eliminate such preemptive rights.

On matters relating to management compensation, generally the Adviser will vote: for stock incentive plans that align the recipients' interests with the interests of shareholders without creating undue dilution; and against proposals that would permit the amendment or replacement of outstanding stock incentives with new stock incentives having more favorable terms.

On matters relating to corporate transactions, the Adviser will vote proxies relating to proposed mergers, capital reorganizations, and similar transactions in accordance with the general policy, based upon its analysis of the proposed transaction. The Adviser will vote proxies in contested elections of directors in accordance with the general policy, based upon its analysis of the opposing slates and their respective proposed business strategies. Some transactions may also involve proposed changes to the company's corporate governance, capital structure or management compensation. The Adviser will vote on such changes based on its evaluation of the proposed transaction or contested election. In these circumstances, the Adviser may vote in a manner contrary to the general practice for similar proposals made outside the context of such a proposed transaction or change in the board. For example, if the Adviser decides to vote against a proposed transaction, it may vote for anti-takeover measures reasonably designed to prevent the transaction, even though the Adviser typically votes against such measures in other contexts.

The Adviser generally votes against proposals submitted by shareholders without the favorable recommendation of a company's board. The Adviser believes that a company's board should manage its business and policies, and that shareholders who seek specific changes should strive to convince the board of their merits or seek direct representation on the board.

In addition, the Adviser will not vote if it determines that the consequences or costs outweigh the potential benefit of voting. For example, if a foreign market requires shareholders casting proxies to retain the voted shares until the meeting date (thereby rendering the shares "illiquid" for some period of time), the Adviser will not vote proxies for such shares.

Proxy Voting Procedures

The Adviser has established a Proxy Voting Committee (Proxy Committee), to exercise all voting discretion granted to the Adviser by the Board in accordance with the proxy voting policies. The Adviser has hired Investor Responsibility Research Center (IRRC) to obtain, vote, and record proxies in accordance with the Proxy Committee's directions. The Proxy Committee directs IRRC by means of Proxy Voting Guidelines, and IRRC may vote any proxy as directed in the Proxy Voting Guidelines without further direction from the Proxy Committee (and may make any determinations required to implement the Proxy Voting Guidelines). However, if the Proxy Voting Guidelines require case-by-case direction for a proposal, IRRC will provide the Proxy Committee with all information that it has obtained regarding the proposal and the Proxy Committee will provide specific direction to IRRC. The Adviser's proxy voting procedures generally permit the Proxy Committee to amend the Proxy Voting Guidelines, or override the directions provided in such Guidelines, whenever necessary to comply with the proxy voting policies.

Conflicts of Interest

The Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of the Portfolio (and its shareholders) and those of the Adviser or Distributor. This may occur where a significant business relationship exists between the Adviser (or its affiliates) and a company involved with a proxy vote. A company that is a proponent, opponent, or the subject of a proxy vote, and which to the knowledge of the Proxy Committee has this type of significant business relationship, is referred to as an "Interested Company."

The Adviser has implemented the following procedures in order to avoid concerns that the conflicting interests of the Adviser have influenced proxy votes. Any employee of the Adviser who is contacted by an Interested Company regarding proxies to be voted by the Adviser must refer the Interested Company to a member of the Proxy Committee, and must inform the Interested Company that the Proxy Committee has exclusive authority to determine how the Adviser will vote. Any Proxy Committee member contacted by an Interested Company must report it to the full Proxy Committee and provide a written summary of the communication. Under no circumstances will the Proxy Committee or any member of the Proxy Committee make a commitment to an Interested Company regarding the voting of proxies or disclose to an Interested Company how the Proxy Committee has directed such proxies to be voted. If the Proxy Voting Guidelines already provide specific direction on the proposal in question, the Proxy Committee shall not alter or amend such directions. If the Proxy Voting Guidelines require the Proxy Committee to provide further direction, the Proxy Committee shall do so in accordance with the proxy voting policies, without regard for the interests of the Adviser with respect to the Interested Company. If the Proxy Committee provides any direction as to the voting of proxies relating to a proposal affecting an Interested Company, it must disclose to the Portfolio's Board information regarding: the significant business relationship; any material communication with the Interested Company; the matter(s) voted on; and how, and why, the Adviser voted as it did.

If the Portfolio holds shares of another investment company for which the Adviser (or an affiliate) acts as an investment adviser, the Proxy Committee will vote the Portfolio's proxies in the same proportion as the votes cast by shareholders who are not clients of the Adviser at any shareholders' meeting called by such investment company, unless otherwise directed by the Board.

The Adviser conducts investment research and makes investment decisions for the Portfolio.


Investment Advisory and Other Services

Principal Underwriter

The Portfolio's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.


Administrator

Federated Administrative Services (FAS), a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolio. FAS provides these at the following annual rate of the average aggregate daily net assets of all Federated funds as specified below:

                                             Average Aggregate Daily
                                        Net Assets of the Federated Funds
     MaximumAdministrative Fee
            0.150 of 1%                      on the first $5 billion
            0.125 of 1%                      on the next $5 billion
            0.100 of 1%                      on the next $10 billion
            0.075 of 1%                    on assets over $20 billion

The administrative fee received during any fiscal year shall be at least $150,000 per portfolio. FAS may voluntarily waive a portion of its fee and may reimburse the Portfolio for expenses.

FAS also provides certain accounting and recordkeeping services with respect to the Portfolio's portfolio investments for a fee based on Portfolio assets plus out-of-pocket expenses.

FAS will voluntarily waive all or a portion of the administrative fee paid by the Portfolio. FAS may terminate this voluntary waiver at any time.



Custodian

State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Portfolio.

Transfer Agent and Dividend Disbursing Agent



Federated Services Company, through its registered transfer agent subsidiary, FSSC, maintains all necessary shareholder records. The Portfolio pays the transfer agent a fee based on the size, type and number of accounts and transactions made by shareholders.



Independent Auditor

Ernst & Young LLP is the independent auditor for the Portfolio.

Brokerage Allocation and Other Practices

Brokerage Transactions

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. In selecting among firms believed to meet these criteria, the Adviser may give consideration to those firms which have sold or are selling Shares of the Portfolio and other funds distributed by the Distributor and its affiliates. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Portfolio's Board.

Investment decisions for the Portfolio are made independently from those of other accounts managed by the Adviser. When the Portfolio and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Portfolio and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Portfolio, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Portfolio.

Capital Stock and Other Securities

Capital Stock

Holders of the Portfolio's shares of beneficial interest will have equal rights to participate in distributions made by the Portfolio, equal rights to the Portfolio's assets upon dissolution and equal voting rights; the Portfolio does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at net asset value (NAV) with no charge.

Massachusetts Partnership Law

Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of the Portfolio. To protect its shareholders, the Portfolio has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of the Portfolio.

In the unlikely event a shareholder is held personally liable for the Portfolio's obligations, the Portfolio is required by the Declaration of Trust to use its property to protect or compensate the shareholder. On request, the Portfolio will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Portfolio. Therefore, financial loss resulting from liability as a shareholder will occur only if the Portfolio itself cannot meet its obligations to indemnify shareholders and pay judgments against them.

Portfolio Turnover



The Portfolio will not attempt to seek or meet a portfolio turnover rate since any turnover would be incidental to transactions undertaken in an attempt to achieve the Portfolio's investment objective. For the fiscal years ended December 31, 2003, and 2002, the portfolio turnover rates were 90% and 84%, respectively.



Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

Offering Price

The Portfolio's NAV per Share fluctuates and is based on the market value of all securities and other assets of the Portfolio.

Market values of the Portfolio's portfolio securities are determined as follows:

o futures contracts and options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges. Options traded in the over-the-counter market are generally valued according to the mean between the last bid and the last asked price for the option as provided by an investment dealer or other financial institution that deals in the option. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value;

o for fixed income securities, according to the mean between bid and asked prices as furnished by an independent pricing service, except that fixed income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; and

o for all other securities at fair value as determined in good faith by the Board.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider: institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker/dealers or other financial institutions that trade the securities.

Redemption in Kind

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Because the Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act, the Portfolio is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.

Any Share redemption payment greater than this amount will also be in cash unless the Portfolio's Board determines that payment should be in kind. In such a case, the Portfolio will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Portfolio determines its NAV. The portfolio securities will be selected in a manner that the Portfolio's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.

Taxation of the Portfolio

The Portfolio intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies. If these requirements are not met, it will not receive special tax treatment and will be subject to federal corporate income tax.

The Portfolio will be treated as a single, separate entity for federal income tax purposes so that income earned and capital gains and losses realized by the Trust's other portfolios will be separate from those realized by the Portfolio.

Financial Statements

Investors of record will receive annual reports audited by the Portfolio's independent auditor and unaudited semi-annual reports.

Appendix

STANDARD & POOR'S LONG-TERM DEBT RATING DEFINITIONS

AAA--Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB--Debt rated BB has less near-term, vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

B--Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC--Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

CC--The rating CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC debt rating.

C--The rating C typically is applied to debt subordinated to senior debt which is assigned an actual or implied CCC-debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

MOODY'S INVESTORS SERVICE  LONG-TERM BOND RATING DEFINITIONS

AAA--Bonds which are rated AAA are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as gilt edged. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA--Bonds which are rated AA are judged to be of high quality by all standards. Together with the AAA group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in AAA securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in AAA securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA--Bonds which are rated BAA are considered as medium grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

BA--Bonds which are BA are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B--Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

CAA--Bonds which are rated CAA are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest. CA--Bonds which are rated CA represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C--Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

FITCH RATINGS. LONG-TERM DEBT RATING DEFINITIONS

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA--Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB--Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB--Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B--Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC--Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC--Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C--Bonds are imminent default in payment of interest or principal.

Addresses

Federated Mortgage Core Portfolio
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000

Placement Agent
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue,
Pittsburgh, PA 15222-3779

Investment Adviser
Federated Investment Management Company
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Custodian
State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600

Transfer Agent and Dividend Disbursing Agent
Federated Shareholder Services Company
P.O. Box 8600
Boston, MA 02266-8600

Independent Public Accountants
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072




Cusip 31409N200

(2/04)

























FEDERATED CORE TRUST





Prospective Investor ____________________             Copy # _________________







CONFIDENTIAL PRIVATE OFFERING MEMORANDUM



HIGH-YIELD BOND PORTFOLIO


February 29, 2004











Investment Adviser
FEDERATED INVESTMENT MANAGEMENT COMPANY


Placement Agent
FEDERATED SECURITIES CORP.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222



Do Not Copy or Circulate

FEDERATED CORE TRUST









High-Yield Bond Portfolio






CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
-------------------------------------------------------------------------------

February 29, 2004


A Confidential Statement of Additional Information (SAI) with respect to High-Yield Bond Portfolio (Portfolio) with the same date has been filed with the Securities and Exchange Commission (SEC), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Portfolio's placement agent at 1-800-341-7400.

Shares of the Portfolio are not deposits or obligations of any bank, are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (1933 Act), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Portfolio are being offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Portfolio.

No resale of shares may be made unless the shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

This   Confidential   Private  Offering   Memorandum  has  been  prepared  on  a
confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.

                            HIGH-YIELD BOND PORTFOLIO
                       A Portfolio of Federated Core Trust
                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                     Part A
                     (information required in a prospectus)

                                February 29, 2004
-------------------------------------------------------------------------------


Please read this Confidential Private Offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Portfolio that investors should know before investing.

A copy of a Subscription Agreement and Investor Questionnaire for use in subscribing to purchase shares of the Portfolio accompanies delivery of this Memorandum. In order to purchase shares of the Portfolio, a prospective investor must satisfactorily complete, execute and deliver the Subscription Agreement and Investor Questionnaire to the Portfolio's Placement Agent.

Items 1,2 3, 5 and 9 of Part A are omitted pursuant to Item B(2)(b) of the General Instructions to Form N-1A.

Investment Objective, Principal Investment Strategies and Related Risks

Investment Objective

The investment objective of the Portfolio is to seek high current income. While there is no assurance that the Portfolio will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this offering memorandum.

Investment Strategy

The Portfolio provides exposure to the high-yield, lower-rated corporate bond market. The Portfolio's assets are primarily invested in corporate bonds rated below BBB. The Portfolio's investment adviser (Adviser) actively manages the Portfolio seeking to realize the potentially higher returns of high-yield bonds (also known as "junk bonds") compared to returns of high-grade securities by seeking to minimize default risk and other risks through careful security selection and diversification.

The Adviser selects securities seeking high yields, low relative credit risk, and high portfolio diversification. If the issuer of a bond is unable to make all coupon and principal payments as promised, realized yields will be less than promised. The securities in which the Portfolio invests have high yields primarily because of the market's greater uncertainty about the issuer's ability to make all required interest and principal payments, and therefore about the returns that will be in fact be realized by the Portfolio.

The Adviser attempts to select bonds for investment by the Portfolio which offer superior potential returns for the default risks being assumed. The Adviser's securities selection process consists of a credit-intensive, fundamental analysis of the issuing firm. The Adviser's analysis focuses on the financial condition of the issuing firm, together with the issuer's business and product strength, competitive position, and management expertise. Further, the Adviser considers current economic, financial market, and industry factors, which may affect the issuer.

The Adviser attempts to minimize the Portfolio's credit risk through diversification. The Adviser selects securities to maintain broad portfolio diversification both by company and industry.



The Adviser may opportunistically invest in derivative contracts, such as swaps, options, futures, and forward contracts, to efficiently implement the Portfolio's overall investment strategies. The following examples illustrate some, but not all, of the specific ways in which the Portfolio may use derivative contracts. First, the Adviser may use derivatives to increase or decrease the Portfolio's exposure to an underlying asset without actually buying or selling the asset. Second, the Portfolio may invest in derivatives that are designed to have risk/return characteristics similar to the Portfolio's benchmark or another diversified basket of individual securities, as a way to quickly or cost effectively adjust the Portfolio's exposure to the domestic high yield debt market. Third, the Adviser may use derivatives to obtain exposure to an issuer that does not have publicly traded debt. Finally, the Adviser may use derivatives to implement the Portfolio's hedging strategies, as more fully described below.

Because the Portfolio refers to high-yield bond investments in its name, it will notify shareholders at least 60 days in advance of any change in its investment policies that would enable the Portfolio to normally invest less than 80% of its assets in fixed income investments rated below investment grade.

HEDGING

Hedging transactions are intended to reduce specific risks. For example, to protect the Portfolio against circumstances that would normally cause the Portfolio's portfolio securities to decline in value, the Portfolio may buy or sell a derivative contract that would normally increase in value under the same circumstances. The Portfolio may also attempt to hedge by using combinations of different derivatives contracts, or derivatives contracts and securities. The Portfolio's ability to hedge may be limited by the costs of the derivatives contracts. The Portfolio may attempt to lower the cost of hedging by entering into transactions that provide only limited protection, including transactions that (1) hedge only a portion of its portfolio, (2) use derivatives contracts that cover a narrow range of circumstances or (3) involve the sale of derivatives contracts with different terms. Consequently, hedging transactions will not eliminate risk even if they work as intended. In addition, hedging strategies are not always successful, and could result in increased expenses and losses to the Portfolio.

SECURITIES AND TECHNIQUES

Fixed Income Securities

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.



Lower rated fixed income securities are securities rated below investment grade (i.e., BB or lower) by a nationally recognized statistical rating organization (NRSRO). There is no minimal acceptable rating for a security to be purchased or held by the Portfolio and the Portfolio may purchase or hold unrated securities and securities whose issuers are in default.


     Corporate Debt Securities

     Corporate debt securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Portfolio may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

     In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements. Typically, both senior and subordinated debt securities have a higher priority than redeemable preferred stock. Most of the fixed income securities in which the Portfolio invests will be uncollateralized and subordinated to other debt that a corporation has outstanding.

     Zero Coupon Securities

     Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the interest rate and credit risks of a zero coupon security. A zero coupon step-up security converts to a coupon security before final maturity.

     There are many forms of zero coupon securities. Some are issued at a discount and are referred to as zero coupon or capital appreciation bonds. Others are created from interest bearing bonds by separating the right to receive the bond's coupon payments from the right to receive the bond's principal due at maturity, a process known as coupon stripping. In addition, some securities give the issuer the option to deliver additional securities in place of cash interest payments, thereby increasing the amount payable at maturity. These are referred to as pay-in-kind or PIK securities.

     Preferred Stock

     The Portfolio treats preferred stock, which is redeemable by the issuer, as a fixed income security. Preferred stocks have the right to receive specified dividends or distributions before the issuer makes payments on its common stock. Some preferred stock also participates in dividends and distributions paid on common stock.

     Asset Backed Securities

     Asset backed securities are payable from pools of obligations other than mortgages. Most asset backed securities involve consumer or commercial debts with maturities of less than ten years. However, almost any type of fixed income assets (including other fixed income securities, such as corporate debt securities) may be used to create an asset backed security. Asset backed securities may take the form of notes or pass through certificates.

     Foreign Securities

     Foreign securities are securities of issuers based outside the United States. The Fund considers an issuer to be based outside the United States if:

o it is organized under the laws of, or has a principal office located in, another country;

o    the principal trading market for its securities is in another country; or

o it (or its subsidiaries) derived in its most current fiscal year at least 50% of its total assets, capitalization, gross revenue or profit from goods produced, services performed, or sales made in another country.

     Foreign securities may be denominated in foreign currencies or U.S. dollars. Along with the risks normally associated with domestic securities of the same type, foreign securities may be subject to currency risks and risks of foreign investing. Trading in certain foreign markets is also subject to liquidity risks.

Derivative Contracts

Derivative contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, commodities, currencies, financial indices or other assets or instruments. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset or instrument. The other party to a derivative contract is referred to as a counterparty.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

The Portfolio may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Portfolio and the counterparty. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange traded contracts.

Depending on how the Portfolio uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset or instrument, derivative contracts may increase or decrease the Portfolio's exposure to interest rate, and credit risks, and may also expose the Portfolio to liquidity and leverage risks. OTC contracts also expose the Portfolio to credit risks in the event that a counterparty defaults on the contract. Derivatives in which the Portfolio may invest include, but are not limited to, futures and forward contracts, options and swaps, as well as combinations thereof.

FUTURES CONTRACTS

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date, and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. The Portfolio has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act. Futures contracts traded OTC are frequently referred to as forward contracts. The Portfolio can buy or sell financial futures, index futures and foreign currency forward contracts.

OPTIONS

Options are rights to buy or sell an underlying asset or instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. A put option gives the holder the right to sell the underlying asset to the writer of the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of underlying assets, currencies or instruments, including financial indices, individual securities, and other derivative instruments, such as futures contracts.

SWAPS

Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Portfolio would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms. Common types of swaps in which the Portfolio may invest include interest rate swaps, total return swaps, currency swaps and credit default swaps.

SPECIAL TRANSACTIONS

HYBRID INSTRUMENTS

Hybrid instruments combine elements of derivative contracts with those of another security (typically a fixed income security). All or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of an underlying assets (such as a corporate bond or a portfolio of corporate bonds) or by reference to another benchmark (such as interest rates, currency exchange rates or indices).

The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, derivatives or currencies, depending upon the terms of the instrument. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional fixed income or convertible securities. Hybrid instruments are also potentially more volatile than traditional instruments. Moreover, depending on the structure of the particular hybrid, it may expose the Portfolio to leverage risks or carry liquidity risks.

ASSET COVERAGE

In order to secure its obligations in connection with derivative contracts or special transactions the Portfolio will either own the underlying assets or set aside readily marketable securities with a value that equals or exceeds the Portfolio's obligations. Unless the Portfolio has other readily marketable assets to set aside, it cannot trade assets to secure such obligations without terminating the derivative contracts or special transactions. This may cause the Portfolio to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions.



Temporary Defensive Investments

The Portfolio may temporarily depart from its principal investment strategies by investing its assets in cash and shorter-term debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Portfolio to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.

INVESTMENT RISKS



Credit Risks

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money. The high -yield bonds in which the Portfolio invests have a higher default risk than investment grade securities. Low-grade bonds are almost always uncollateralized and subordinated to other debt that a firm has outstanding.

o Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investor Services. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.

o Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline relative to higher -quality instruments.

Liquidity Risks

o Trading opportunities are more limited for fixed income securities that have not received any credit ratings, have received ratings below investment grade or are not widely held. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Portfolio may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Portfolio's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

o Liquidity risk also refers to the possibility that the Portfolio may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Portfolio will be required to continue to hold the security or keep the position open, and the Portfolio could incur losses.

o OTC derivative contracts generally carry greater liquidity risk than exchange- traded contracts.

Risks Related to the Economy

o The prices of high-yield securities are affected by the economy. The value of the Portfolio's portfolio may decline in tandem with a drop in the overall value of the stock market based on negative developments in the United States and global economies.



Interest Rate Risks

o Prices of fixed income securities rise and fall in response to the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.



Risks of Investing in Derivatives Contracts

o The Portfolio's use of derivative contracts involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts in which the Portfolio invests may not be correlated with changes in the value of the underlying asset or if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivatives contracts may be mispriced or improperly valued and, as a result, the Portfolio may need to make increased cash payments to the counterparty. Finally, derivative contracts may cause the Portfolio to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. Derivative contracts may also involve other risks described in this prospectus, such as interest rate, credit, currency liquidity and leverage risks.

Currency Risks

o Exchange rates for currencies fluctuate daily. The combination of currency risk and market risk tends to make securities traded in foreign markets more volatile than securities traded exclusively in the U.S.

o The Adviser attempts to manage currency risk by limiting the amount the Fund invests in securities denominated in a particular currency. However, diversification will not protect the Fund against a general increase in the value of the U.S. dollar relative to other currencies.

Leverage Risks

o Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Portfolio's risk of loss and potential for gain.

o Investments can have these same results if their returns are based on a multiple of a specified index, security, or other benchmark.

Risks of Foreign Investing

o Foreign securities pose additional risks because foreign economic or political conditions may be less favorable than those of the United States. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.

o Foreign companies may not provide information (including financial statements) as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than United States companies by market analysts and the financial press. In addition, foreign countries may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Fund and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information available concerning companies in the United States.

o Foreign countries may have restrictions on foreign ownership of securities or may impose exchange controls, capital flow restrictions or repatriation restrictions which could adversely affect the liquidity of the Fund's investments.



Management Organization and Capital Structure

Investment Adviser

A Board of Trustees (the "Board") governs the Trust. The Board selects and oversees the Adviser, Federated Investment Management Company. The Adviser manages the Portfolio's assets including buying and selling portfolio securities. Federated Advisory Services Company (FASC), an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Trust. The address of the Adviser and FASC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Adviser will not receive a fee for its investment advisory services.

The Adviser and other subsidiaries of Federated advise approximately 136 mutual funds and a variety of separate accounts, which totaled approximately $198 billion in assets as of December 31, 2003. Federated was established in 1955 and is one of the largest mutual fund investment managers in the United States with over1,650employees. More than 5,000 investment professionals make Federated funds available to their customers.



Portfolio Manager

Mark E. Durbiano

Mark E. Durbiano has been the Portfolio's portfolio manager since inception. He is Vice President of the Trust. Mr. Durbiano joined Federated in 1982 and has been a Senior Portfolio Manager and a Senior Vice President of the Portfolio's Adviser since 1996. From 1988 through 1995, Mr. Durbiano was a Portfolio Manager and a Vice President of the Portfolio's Adviser. Mr. Durbiano is a Chartered Financial Analyst and received his M.B.A. in Finance from the University of Pittsburgh.

Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Confidential Private Offering Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Pricing of Portfolio Shares

The net asset value (NAV) of the Portfolio is determined as of the end of regular trading (normally, 4:00 p.m., Eastern time) each day the New York Stock Exchange (NYSE) is open.

The NAV per Share of the Portfolio is computed by dividing the value of the Portfolio's assets, less all liabilities, by the total number of Shares outstanding.

Purchase of Portfolio Shares

Shares of the Portfolio may be purchased any day the NYSE is open.

Purchases should be made in accordance with procedures established by the Portfolio's Transfer Agent, Federated Shareholder Services Company.

Purchase orders for Shares of the Portfolio will receive the NAV next determined after the purchase order is received in proper form by the Transfer Agent.

Payment by federal funds must be received by the Trust's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.

There is no minimum required initial or subsequent investment amount.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Redemption of Portfolio Shares

Shares of the Portfolio may be redeemed any day the NYSE is open.

Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent.

Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

o     to allow a purchase order to clear;
o     during periods of market volatility; or
o when a shareholder's trade activity or amount adversely impacts the Portfolio's ability to manage its assets.

Redemption in Kind

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Confirmations and Account Statements

Shareholders will receive confirmation of purchases and redemptions. In addition, shareholders will receive periodic statements reporting all account activity including dividends and capital gains paid. The Trust will not issue share certificates.

Dividends and Distributions

The Portfolio declares dividends daily and pays them monthly to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Portfolio receives the check. In either case, dividends are earned through the day a redemption request is received.

Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.

Tax Consequences

Portfolio distributions are taxable to the shareholder whether paid in cash or reinvested in the Portfolio. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending upon the length of time the Portfolio holds its assets.

Portfolio distributions are expected to be both dividends and capital gains. Redemptions are taxable sales.



Legal Proceedings

Like many other mutual fund companies, in September 2003, Federated, the parent company of the Federated funds' Adviser and distributor, received detailed requests for information on shareholder trading activities in the Federated funds from the SEC, the New York State Attorney General, and the National Association of Securities Dealers. Federated immediately retained the law firm of Reed Smith LLP to conduct an internal investigation, which is ongoing. Additionally, attorneys from the law firm of Dickstein Shapiro Morin & Oshinsky LLP, independent counsel to the Federated funds, are participating in the investigation and are reporting to the independent directors of the Federated funds on their progress.

The internal investigation is examining, among other things, circumstances in which it appears that a few Federated fund investors were granted exceptions to Federated's internal procedures for limiting frequent transactions, and that some of these investors made additional investments in other Federated funds. The investigation is also examining instances in which it appears that orders for Federated funds with variable NAVs were placed and accepted after the Federated funds' closing time at 4:00 p.m. Federated is taking steps to ensure that Federated fund shareholder trading policies are adhered to.

On October 22, 2003, Federated issued a press release that discusses these matters and announces that Federated is committed to taking remedial actions when and as appropriate, including compensating the Federated funds for any detrimental impact these transactions may have had on them. Based upon the progress of the investigation to date, Federated does not have sufficient information regarding these transactions to make a reasonable estimate of the amount, if any, by which the Federated funds have been impacted. The press release is available in the "About Us" section of Federated's website www.federatedinvestors.com, and any future press releases on this subject will also be posted there.

Shortly after the press release was issued, and notwithstanding Federated's commitment to taking remedial actions, Federated and various Federated funds were named as defendants in several class action lawsuits filed in the United States District Court for the Western District of Pennsylvania seeking damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders. Federated and the Federated funds are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. Although we do not believe that these lawsuits will have a material adverse effect on the Federated funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Federated fund redemptions, reduced sales of Federated fund shares, or other adverse consequences for the Federated funds.



Distribution Arrangements

Federated Securities Corp., is the Trust's Placement Agent. It receives no fee for its services.

Cusip 31409N101

(02/04)




                            HIGH-YIELD BOND PORTFOLIO
                       A Portfolio of Federated Core Trust
                    CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                     Part B
         (information required in a Statement of Additional Information)

                                February 29, 2004

This Part B is not a prospectus. Read this Part B in conjunction with the Part A for High-Yield Bond Portfolio (Portfolio) dated February 29, 2004. This Part B incorporates by reference the Portfolio's Annual Report. Obtain Part A or the Annual Report without charge by calling 1-800-341-7400.









Table of Contents
Portfolio History                              1
Investments, Techniques, Risks and Limitations 2
Management of the Trust                       15
Investment Advisory and Other Services        21
Brokerage Allocation and Other Practices      25
Capital Stock and Other Securities            26
Shareholder Information                       27
Taxation of the Portfolio                     28
Financial Statements                          28
Appendix                                      29
Addresses                                     31


Portfolio History

The Portfolio is a diversified portfolio of Federated Core Trust (the Trust). The Trust is an open-end, management investment company that was established under the laws of the Commonwealth of Massachusetts on August 21, 1996. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. Investments, Techniques, Risks and Limitations

SECURITIES IN WHICH THE PORTFOLIO INVESTS

Following is a table that indicates which types of securities are a:
o     P= Principal investment of the Portfolio; (shaded in chart)
o     A= Acceptable (but not principal) investment of the Portfolio

-------------------------------------------------------------------------------
Securities                                                 High-Yield Bond
                                                              Portfolio
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Fixed Income Securities                                           P
--------------------------------------------------------
-------------------------------------------------------------------------------
   Corporate Debt Securities                                      P
--------------------------------------------------------
-------------------------------------------------------------------------------
   Zero Coupon Securities                                         P
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Treasury Securities                                            A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Agency Securities                                              A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Asset Backed Securities                                        A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Commercial Paper                                               A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Equity Securities                                                 A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Common Stock                                                   A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Preferred Stock                                                P
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Interests in Other Limited Liability Companies                 A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   REIT's                                                         A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Warrants                                                       A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Foreign Securities                                                A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Depositary Receipts                                            A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Foreign Government Securities                                  A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Bank Instruments
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Convertible Securities                                            A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Derivative Contracts                                              P
                                                        -----------------------
-------------------------------------------------------------------------------
Futures Contracts                                                 P
                                                        -----------------------
-------------------------------------------------------------------------------
Options                                                           P
                                                        -----------------------
-------------------------------------------------------------------------------
Call Options                                                      P
-------------------------------------------------------------------------------
Put Options                                                       P
                                                        -----------------------
-------------------------------------------------------------------------------
Swaps                                                             P
                                                        -----------------------
-------------------------------------------------------------------------------
Interest Rate Swaps                                               P
-------------------------------------------------------------------------------
Total Rate of Return Swaps                                        P
-------------------------------------------------------------------------------
Currency Swaps                                                    P
-------------------------------------------------------------------------------
Credit Default Swaps                                              P
-------------------------------------------------------------------------------
Special Transactions                                              P
-------------------------------------------------------------------------------
   Repurchase Agreements                                                  A
-------------------------------------------------------------------------------
   Reverse Repurchase Agreements                                          A
-------------------------------------------------------------------------------
   Delayed Delivery Transactions                                          A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Securities Lending                                                     A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Inter-Fund Borrowing and Lending Agreement                             A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Hybrid Instruments                                                     P
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Credit Linked Note ("CLN")                                             P
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
   Asset Coverage                                                         P
-------------------------------------------------------------------------------



SECURITIES DESCRIPTIONS AND TECHNIQUES

In addition to the principal securities listed in Part A, the Portfolio may also invest in the following:

Fixed Income Securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the types of fixed income securities in which the Portfolio invests:

Corporate Debt Securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Portfolio may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.

Zero Coupon Securities are discount securities which pay interest or principal only at final maturity, unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). A zero coupon step-up security converts to a coupon security before final maturity. The difference between the purchase price and amount paid at maturity represents interest on the zero coupon security.

Treasury Securities are direct obligations of the federal government of the United States. Investors regard Treasury securities as having the lowest credit risk.

Agency Securities are issued or guaranteed by a federal agency or other government sponsored entity acting under federal authority (a "GSE"). Some GSEs are supported by the full, faith and credit of the United States. Other GSEs receive support through federal subsidies, loans or other benefits. A few GSEs have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. Investors regard agency securities as having low credit risk, but not as low as Treasury securities.

The Portfolio treats mortgage backed securities guaranteed by GSEs as agency securities. Although a GSE guarantee protects against credit risk, it does not reduce the market and prepayment risks of these mortgage backed securities.

Asset Backed Securities are payable from pools of obligations other than mortgages. Almost any type of fixed income assets (including other fixed income securities) may be used to create an asset backed security. However, most asset backed securities involve consumer or commercial debts with maturities of less than ten years. Asset backed securities may take the form of commercial paper or notes, in addition to pass through certificates.

Commercial Paper is an issuer's draft or note with a maturity of less than nine months. Companies typically issue commercial paper to pay for current expenditures. Most issuers constantly reissue their commercial paper and use the proceeds (or bank loans) to repay maturing paper. Commercial paper may default if the issuer cannot continue to obtain liquidity in this fashion. The short maturity of commercial paper reduces both the market and credit risk as compared to other debt securities of the same issuer.

Equity Securities represent a share of the issuer's earnings and assets, after the issuer pays its liabilities. Generally, issuers have discretion as to the payment of any dividends or distributions. As a result, investors cannot predict the income they will receive from equity securities. However, equity securities offer greater potential for appreciation than many other types of securities, because their value increases directly with the value of the issuer's business.

The following describes the types of equity securities in which the Portfolio invests:

Common Stocks are the most prevalent type of equity security. Common stockholders receive the residual value of the issuer's earnings and assets after the issuer pays its creditors and any preferred stockholders. As a result, changes in an issuer's earnings directly influence the value of its common stock.

Preferred Stocks have the right to receive specified dividends or distributions before the issuer makes payments on its common stock. Some preferred stocks also participate in dividends and distributions paid on common stock. Preferred stocks may also permit the issuer to redeem the stock. The Portfolio will treat such redeemable preferred stock as a fixed income security.

Interests In Other Limited Liability Companies. Corporations typically issue stocks. Other types of entities may issue securities comparable to common or preferred stocks. These entities include limited partnerships, limited liability companies, business trusts and companies organized outside the United States.

REITs are real estate investment trusts that lease, operate and finance commercial real estate. REITs are exempt from federal corporate income tax if they limit their operations and distribute most of their income. Such tax requirements limit a REIT's ability to respond to changes in the commercial real estate market.

Warrants give the Portfolio the option to buy the issuer's stock or other equity securities at a specified price at a specified future date. The Portfolio may buy the designated shares by paying the exercise price before the warrant expires. Warrants may become worthless if the price of the stock does not rise above the exercise price by the expiration date. Rights are the same as warrants, except they are typically issued to existing stockholders.

Foreign Securities are securities of issuers based outside the U.S. The Portfolio invests in foreign securities which are traded in the U.S. and are denominated in U.S. dollars. In addition to the risks normally associated with U.S. securities of the same type, foreign securities are subject to risks of foreign investing.

Depositary Receipts represent interests in underlying securities issued by a foreign company. Depositary receipts are not traded in the same market as the underlying security. The foreign securities underlying American Depositary Receipts (ADRs) are traded in the U.S. ADRs provide a way to buy shares of foreign-based companies in the U.S. rather than in overseas markets. ADRs are also traded in U.S. dollars, eliminating the need for foreign exchange transactions. The foreign securities underlying European Depositary Receipts
(EDRs), Global Depositary Receipts (GDRs), and International Depositary Receipts
(IDRs), are traded globally or outside the U.S. depositary receipts involve many of the same risks of investing directly in foreign securities.

Foreign Government Securities generally consist of fixed income securities supported by national, state or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational entities, such as international organizations designed or supported by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples of these include, but are not limited to, the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Investment Bank and the Inter-American Development Bank.

Foreign government securities also include fixed income securities of "quasi-governmental agencies" which are either issued by entities that are owned by a national, state or equivalent government or are obligations of a political unit that are not backed by the national government's full faith and credit and general taxing powers. Further, foreign government securities include mortgage-related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.


Bank Instruments

Bank instruments are unsecured interest bearing deposits with banks. Bank instruments include bank accounts, time deposits, certificates of deposit and banker's acceptances. Yankee instruments are denominated in U.S. dollars and issued by U.S. branches of foreign banks. Eurodollar instruments are denominated in U.S. dollars and issued by non-U.S. branches of U.S. or foreign banks.



Convertible Securities are fixed income securities that the Portfolio has the option to exchange for equity securities at a specified conversion price. The option allows the Portfolio to realize additional returns if the market price of the equity securities exceeds the conversion price. For example, the Portfolio may hold fixed income securities that are convertible into shares of common stock at a conversion price of $10 per share. If the market value of the shares of common stock reached $12, the Portfolio could realize an additional $2 per share by converting its fixed income securities.

Convertible   securities  have  lower  yields  than   comparable   fixed  income
securities.

In addition, at the time a convertible security is issued the conversion price exceeds the market value of the underlying equity securities. Thus, convertible securities may provide lower returns than non-convertible fixed income securities or equity securities depending upon changes in the price of the underlying equity securities. However, convertible securities permit the Portfolio to realize some of the potential appreciation of the underlying equity securities with less risk of losing its initial investment.

The Portfolio treats convertible securities as fixed income securities for purposes of its investment policies and limitations.

Derivative Contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, currencies, commodities, financial indices or other assets. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset. The other party to a derivative contract is referred to as a "counterparty."

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

For example, the Portfolio could close out an open contract to buy an asset at a future date by entering into an offsetting contract to sell the same asset on the same date. If the offsetting sale price is more than the original purchase price, the Portfolio realizes a gain; if it is less, the Portfolio realizes a loss. Exchanges may limit the amount of open contracts permitted at any one time. Such limits may prevent the Portfolio from closing out a position. If this happens, the Portfolio will be required to keep the contract open (even if it is losing money on the contract), and to make any payments required under the contract (even if it has to sell portfolio securities at unfavorable prices to do so). Inability to close out a contract could also harm the Portfolio by preventing it from disposing of or trading any assets it has been using to secure its obligations under the contract. The Portfolio may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Portfolio and the counterparty. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange traded contracts.



Depending upon how the Portfolio uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset, derivative contracts may increase or decrease the Portfolio's exposure to interest rate and currency risks, and may also expose the Portfolio to liquidity and leverage risks. OTC contracts also expose the Portfolio to credit risks in the event that a counterparty defaults on the contract.

The Portfolio may trade in the following types of derivative contracts or combinations of derivative contracts.

Futures Contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date, and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. The Portfolio has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act. Futures contracts traded OTC are frequently referred to as forward contracts. The Portfolio can buy or sell financial futures, index futures and foreign currency forward contracts.

Options are rights to buy or sell an underlying asset or instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of underlying assets or instruments, including financial indices, individual securities, and other derivative instruments, such as futures contracts. Options that are written on futures contracts will be subject to margin requirements similar to those applied to futures contracts.

Call Options gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. The Portfolio may use call options in the following ways:

o Buy call options on indices, individual securities, index futures, currencies (both foreign and U.S. dollar) and financial futures in anticipation of an increase in the value of the underlying asset or instrument; and

o Write call options on indices, portfolio securities, index futures, currencies (both foreign and U.S. dollar) and financial futures to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the underlying asset. If a call written by the Portfolio is exercised, the Portfolio foregoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received.

Put Options gives the holder the right to sell the underlying asset to the writer of the option. The Portfolio may use put options in the following ways:

o    Buy  put  options  on  indices,   individual  securities,   index  futures,
     currencies (both foreign and U.S. dollar) and financial futures in anticipation of a decrease in the value of the underlying asset; and

o Write put options on indices, portfolio securities, index futures, currencies (both foreign and U.S. dollar) and financial futures to generate income from premiums, and in anticipation of an increase or only limited decrease in the value of the underlying asset. In writing puts, there is a risk that the Portfolio may be required to take delivery of the underlying asset when its current market price is lower than the exercise price.

The Portfolio may also buy or write options, as needed, to close out existing option positions.

SWAPS are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Portfolio would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms, and are known by a variety of names including caps, floors and collars. Common swap agreements that the Portfolio may use include:

INTEREST RATE SWAPS

Interest rate swaps are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount of fixed income securities, in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million LIBOR swap would require one party to pay the equivalent of the London Interbank Offer Rate of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.

TOTAL RATE OF RETURN SWAPS

Total rate of return swaps are contracts in which one party agrees to make payments of the total return from the underlying asset during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another underlying asset.

CURRENCY SWAPS

Currency swaps are contracts which provide for interest payments in different currencies. The parties might agree to exchange the notional principal amount as well.

CREDIT DEFAULT SWAPS

Credit default swaps are agreements between two parties whereby one party (the "Protection Buyer") agrees to make regular payments over the term of the agreement to another party (the "Protection Seller"), provided that no designated event of default on an underlying reference obligation has occurred. If an event of default occurs, the Protection Seller must pay the Protection Buyer the full notional value, or "par value," of the reference obligation in exchange for the reference obligation. The Portfolio may be either the Protection Buyer or the Protection Seller in a credit default swap. If the Portfolio is a Protection Buyer and no event of default occurs, the Portfolio will lose its entire investment in the swap agreement (i.e., an amount equal to the payments made to the Protection Seller). However, if an event of default occurs, the Portfolio (as Protection Buyer) will deliver the underlying reference obligation and receive a payment equal to the full notional value of the reference asset, even though the reference asset may have little or no value. If the Portfolio is the Protection Seller and no default occurs, then the Portfolio will receive a fixed rate of income throughout the term of the agreement. However, if an event of default occurs, the Portfolio (as Protection Seller) will pay the Protection Buyer the full notional value of the reference obligation and receive the underlying reference obligation. Credit default swaps may involve greater risks than if the Portfolio invested directly in the reference obligation.


SPECIAL TRANSACTIONS

Repurchase Agreements are transactions in which a Portfolio buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting an agreed upon interest rate effective for the period the Portfolio owns the security subject to repurchase. The agreed upon interest rate is unrelated to the interest rate on the underlying security. The Portfolio will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/dealers, which are deemed by the Adviser to be creditworthy

The Portfolio's custodian or subcustodian is required to take possession of the securities subject to repurchase agreements. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.

Repurchase agreements are subject to the credit risk that the original seller will not repurchase the securities from the Portfolio, which could result in the Portfolio receiving less than the purchase price on any sale of securities.

Reverse Repurchase Agreements are repurchase agreements in which the Portfolio is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Portfolio. Reverse repurchase
agreements  are  subject  to  credit  risk.  In  addition,   reverse  repurchase
agreements create leverage risk because the Portfolio must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.

Delayed Delivery Transactions, including when issued transactions, are arrangements in which the Portfolio buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio. The Portfolio records the transaction when it agrees to buy the securities and reflects their value in determining the price of its shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, delayed delivery transactions create interest rate risks for the Portfolio. Delayed delivery transactions also involve credit risks in the event of a counterparty default.

Securities Lending. The Portfolio may lend portfolio securities to firms that the Adviser has determined are creditworthy. In return, it will receive either cash or liquid securities as collateral from the borrower. The Portfolio will reinvest cash collateral in securities that qualify as an otherwise acceptable investment for the Portfolio. However, the Portfolio must pay interest to the borrower for the use of any cash collateral. If the market value of the loaned securities increases, the borrower must furnish additional collateral. While portfolio securities are on loan, the borrower pays the Portfolio the equivalent of any dividends or interest received on them. Loans are subject to termination at the option of the Portfolio or the borrower. The Portfolio will not have the right to vote on securities while they are being lent, but it will terminate a loan in anticipation of any important vote. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

Securities lending activities are subject to market risk and credit risk.

Inter-Fund Borrowing and Lending Arrangements. The Securities and Exchange Commission (SEC) has granted an exemption that permits the Portfolio and all other funds advised by subsidiaries of Federated Investors, Inc. (Federated funds) to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending Federated funds, and an inter-fund loan is only made if it benefits each participating Federated fund. Federated Investors, Inc. (Federated) administers the program according to procedures approved by the Portfolio's of Trustees (the Board), and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating Federated funds.

For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Portfolio's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending Federated fund than market-competitive rates on overnight repurchase agreements (Repo Rate) and more attractive to the borrowing Federated fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (Bank Loan Rate), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.

Hybrid Instruments combine elements of derivative contracts with those of another security (typically a fixed income security). All or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of an underlying asset or by reference to another benchmark (such as interest rates, currency exchange rates or indices). The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, options, futures and currencies, and depend upon the terms of the instrument. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional fixed income or convertible securities. Hybrid instruments are also potentially more volatile and carry greater interest rate risks than traditional instruments. Moreover, depending on the structure of the particular hybrid, it may expose the Portfolio to leverage risks or carry liquidity risks.

CREDIT LINKED NOTE ("CLN")

CLN is a type of hybrid instrument in which a special purpose entity issues a structured note that is intended to replicate a corporate bond or a portfolio of corporate bonds. The purchaser of the CLN (the "Note Purchaser") invests a par amount and receives a payment during the term of the note that equals a fixed or floating rate of interest equivalent to a high rated funded asset (such as a bank CD) plus an additional premium that relates to taking on the credit risk of a reference obligation. Upon maturity, the Note Purchaser will receive a payment equal to (i) the original par amount paid to the Note Seller, if there is not event of default with respect to the reference obligation or (ii) the value of the underlying reference asset, if a designated event of default or restructuring of the reference obligation has occurred. Depending upon the terms of the CLN, it is also possible that the Note Purchaser may be required to take physical delivery of any defaulted reference obligation.


Asset Coverage. In order to secure its obligations in connection with when-issued, delayed-delivery transactions and derivative transactions the Portfolio will "cover" such transactions, as required under applicable interpretations of the SEC, either by owning the underlying securities; entering into an offsetting transaction; or segregating, earmarking, or depositing into an escrow account readily marketable securities in an amount at all times equal to or exceeding the Portfolio's commitment with respect to these instruments or contracts. As a result, use of these instruments will impede the Portfolio's ability to freely trade the assets being used to cover them, which could result in harm to the Portfolio.

INVESTMENT RISKS

There are many factors  which may effect an  investment  in the  Portfolio.  The
Portfolio's principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows:

Credit Risk

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money.

o Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investors Service. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Portfolio must rely entirely upon the Adviser's credit assessment.

o Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

Risks of Foreign Investing

o Foreign securities pose additional risks because foreign economic or political conditions may be less favorable than those of the United States. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.

o Foreign companies may not provide information (including financial statements) as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than United States companies by market analysts and the financial press. In addition, foreign countries may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Portfolio and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information available concerning companies in the United States.

o Foreign countries may have restrictions on foreign ownership of securities or may impose exchange controls, capital flow restrictions or repatriation restrictions which could adversely affect the liquidity of the Portfolio's investments.



EMERGING MARKET RISKS

o Securities issued or traded in emerging markets generally entail greater risks than securities issued or traded in developed markets. For example, their creditworthiness and consequently their prices can be significantly more volatile than prices in developed countries. Emerging market economies may also experience more actual or perceived severe downturns (with corresponding currency devaluations) than developed economies.

o Emerging market countries may have relatively unstable governments and may present the risk of nationalization of businesses, expropriation, confiscatory taxation or, in certain instances, reversion to closed market, centrally planned economies.



Leverage Risks

o Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of the investment magnify the Portfolio's risk of loss and potential gain.

Interest Rate Risks

o Prices of fixed income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.

Stock Market Risks

o The value of equity securities in the Portfolio's portfolio will rise and fall. These fluctuations could be a sustained trend or a drastic movement. The Portfolio's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the Portfolio's share price may decline.

o The Adviser attempts to manage market risk by limiting the amount the Portfolio invests in each company's equity securities. However, diversification will not protect the Portfolio against widespread or prolonged declines in the stock market.


Currency Risks

o Exchange rates for currencies fluctuate daily. The combination of currency risk and market risk tends to make securities traded in foreign markets more volatile than securities traded exclusively in the U.S.

o The Adviser attempts to manage currency risk by limiting the amount the Fund invests in securities denominated in a particular currency. However, diversification will not protect the Fund against a general increase in the value of the U.S. dollar relative to other currencies.

RISKS OF INVESTING IN DERIVATIVE CONTRACTS

o The Portfolio's use of derivative contracts involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts in which the Portfolio invests may not be correlated with changes in the value of the underlying asset or if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivatives contracts may be mispriced or improperly valued and, as a result, the Portfolio may need to make increased cash payments to the counterparty. Finally, derivative contracts may cause the Portfolio to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for Federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. Derivative contracts may also involve other risks described in this prospectus, such as interest rate, stock market, credit, currency liquidity and leverage risks.


FUNDAMENTAL INVESTMENT OBJECTIVE

The Portfolio's fundamental investment objective is seek high current income. The investment objective may not be changed by the Portfolio's Trustees without shareholder approval.

INVESTMENT LIMITATIONS

Selling Short and Buying on Margin

The Portfolio will not sell any securities short or purchase any securities on margin, but may obtain such short-term credits as may be necessary for clearance of purchases and sales of portfolio securities.

Issuing Senior Securities and Borrowing Money

The Portfolio will not issue senior securities except that the Portfolio may borrow money directly or through reverse repurchase agreements as a temporary, extraordinary, or emergency measure to facilitate management of the portfolio by enabling the Portfolio to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous, and then only in amounts not in excess of one-third of the value of its total assets; provided that, while borrowings and reverse repurchase agreements outstanding exceed 5% of the Portfolio's total assets, any such borrowings will be repaid before additional investments are made. The Portfolio will not borrow money or engage in reverse repurchase agreements for investment leverage purposes.

Pledging Assets

The Portfolio will not mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, it may mortgage, pledge or hypothecate assets having a market value not exceeding the lesser of the dollar amounts borrowed or 15% of the value of its total assets at the time of borrowing.

Concentration of Investments

The Portfolio will not purchase securities if, as a result of such purchase, 25% or more of its total assets would be invested in any one industry. However, the Portfolio may at any time invest 25% or more of its assets in cash or cash items and securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities.

Investing in Commodities

The Portfolio will not purchase or sell commodities, commodity contracts, or commodity futures contracts.

Investing in Real Estate

The Portfolio will not purchase or sell real estate, although it may invest in securities of companies whose business involves the purchase or sale of real estate or in securities secured by real estate or interests in real estate.

Lending Cash or Securities

The Portfolio will not lend any of its assets, except portfolio securities up to one-third of its total assets. This shall not prevent the Portfolio from purchasing or holding corporate or U.S. government bonds, debentures, notes, certificates of indebtedness or other debt securities of an issuer, entering into repurchase agreements, or engaging in other transactions which are permitted by the Portfolio's investment objective and policies or the Trust's Declaration of Trust.

Underwriting

The Portfolio will not underwrite any issue of securities, except as it may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

Diversification of Investments

With respect to 75% of its total assets, the Portfolio will not purchase the securities of any one issuer (other than cash, cash items, or securities issued and/or guaranteed by the U.S. government, its agencies or instrumentalities, and repurchase agreements collateralized by such securities) if, as a result, more than 5% of its total assets would be invested in the securities of that issuer. Also, the Portfolio will not purchase more than 10% of any class of the outstanding voting securities of any one issuer. For these purposes, the Portfolio considers common stock and all preferred stock of an issuer each as a single class, regardless of priorities, series, designations, or other differences.

-------------------------------------------------------------------------------
The above limitations cannot be changed unless authorized by the Board and by the "vote of a majority of its outstanding voting securities," as defined by the Investment Company Act of 1940 (1940 Act). The following limitations, however, may be changed by the Board without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.
-------------------------------------------------------------------------------

Restricted and Illiquid Securities

The Portfolio will not invest more than 15% of its total assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice and certain restricted securities not determined by the Trustees to be liquid.

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value of total or net assets will not result in a violation of such restriction.


Account and Share Information

VOTING RIGHTS

Each Share of the Fund gives the shareholder one vote in Trustee elections and other matters submitted to shareholders for vote.

All Shares of the Fund have equal voting rights.

As of February 2, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Shares: Strategic Income Fund, Boston MA, owned approximately 67,410,108 Shares (39.36%), Federated Bond Fund, Boston, MA, owned approximately 58,375,610 Shares (34.08%), Federated Capital Income Fund, Boston, MA, 15,660,931 Shares (9.14%) and Total Return Bond Fund, Boston, MA, owned approximately 14,742,764 Shares (8.61%).

Additionally, shareholders owning 25% or more of outstanding Shares may be in control and be able to affect the outcome of certain matters presented for a vote of shareholders.



Management of the Trust


Board of Trustees, Management Information, Compensation

The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Portfolio. Where required, the tables separately list Board members who are "interested persons" of the Portfolio (i.e., "Interested" Board members) and those who are not (i.e., "Independent" Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA. The Trust comprises two portfolios and the Federated Fund Complex consists of 44 investment companies (comprising 136 portfolios). Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in the Federated Fund Complex; serves for an indefinite term; and also serves as a Board member of the following investment company complexes: Banknorth Funds-four portfolios; Golden Oak(R) Family of Funds-seven portfolios and WesMark Funds-five portfolios.

As of February 2, 2004, the Fund's Board and Officers as a group owned less than 1% of the Fund's outstanding Shares.

INTERESTED TRUSTEES BACKGROUND AND COMPENSATION



                      Principal Occupation(s) for Past    Aggregate         Total
        Name          Five Years, Other Directorships   Compensation   Compensation
     Birth Date       Held and Previous Position(s)        From       From Trust and
      Address                                             Portfolio    Federated Fund
Positions Held with                                         (past         Complex
       Trust                                             fiscal year)  (past calendar
 Date Service Began                                                        year)

John F. Donahue*      Principal Occupations: Chairman         $0             $0
Birth Date: July      and Director or Trustee of the
28, 1924              Federated Fund Complex; Chairman
CHAIRMAN AND TRUSTEE  and Director, Federated
Began serving:        Investors, Inc.
August 1996
                      ---------------------------------

                      Previous Positions: Trustee,
                      Federated Investment Management
                      Company and Chairman and
                      Director, Federated Investment
                      Counseling.

Lawrence D. Ellis,    Principal Occupations: Director     $1,166.65       $148,500
M.D.*                 or Trustee of the Federated Fund
Birth Date: October   Complex; Professor of Medicine,
11, 1932              University of Pittsburgh;
3471 Fifth Avenue     Medical Director, University of
Suite 1111            Pittsburgh Medical Center
Pittsburgh, PA        Downtown; Hematologist,
TRUSTEE               Oncologist and Internist,
Began serving:        University of Pittsburgh Medical
August 1996           Center.

                      Other Directorships Held:
                      Member, National Board of
                      Trustees, Leukemia Society of
                      America.

                      Previous Positions: Trustee,
                      University of Pittsburgh;
                      Director, University of
                      Pittsburgh Medical Center.

* Family relationships and reasons for "interested" status: John F. Donahue is the father of J. Christopher Donahue; both are "interested" due to the positions they hold with Federated and its subsidiaries. Lawrence D. Ellis, M.D. is "interested"
because his son-in-law is employed by the Portfolio's principal underwriter,
Federated Securities Corp.
------------------------------------------------------------------------------------


INDEPENDENT TRUSTEES BACKGROUND AND COMPENSATION



                      Principal Occupation(s) for Past    Aggregate         Total
        Name          Five Years, Other Directorships   Compensation   Compensation
     Birth Date       Held and Previous Position(s)        From       From Trust and
      Address                                             Portfolio    Federated Fund
Positions Held with                                         (past         Complex
       Trust                                             fiscal year)  (past calendar
 Date Service Began                                                        year)



Thomas G. Bigley      Principal Occupation: Director      $1,283.32       $163,350
Birth Date:           or Trustee of the Federated Fund
February 3, 1934      Complex.
15 Old Timber Trail
Pittsburgh, PA        Other Directorships Held:
TRUSTEE               Director, Member of Executive
Began serving:        Committee, Children's Hospital
August 1996           of Pittsburgh; Director,
                      University of Pittsburgh.

                      Previous Position: Senior
                      Partner, Ernst & Young LLP.

John T. Conroy, Jr.   Principal Occupations: Director     $1,283.32       $163,350
 Birth Date: June     or Trustee of the Federated Fund
23, 1937              Complex; Chairman of the Board,
Grubb &               Investment Properties
Ellis/Investment      Corporation; Partner or Trustee
Properties            in private real estate ventures
Corporation           in Southwest Florida.
3838 North Tamiami
Trail N.              Previous Positions: President,
Suite 402             Investment Properties
Naples, FL            Corporation; Senior Vice
TRUSTEE               President, John R. Wood and
Began serving:        Associates, Inc., Realtors;
August 1996           President, Naples Property
                      Management, Inc. and Northgate
                      Village Development Corporation.

Nicholas P.           Principal Occupation: Director      $1,283.32       $163,350
Constantakis          or Trustee of the Federated Fund
Birth Date:           Complex.
September 3, 1939
175 Woodshire Drive   Other Directorships Held:
Pittsburgh, PA        Director and Member of the Audit
TRUSTEE               Committee, Michael Baker
Began serving:        Corporation (engineering and
February 1998         energy services worldwide).
                      ---------------------------------



                      Previous Position: Partner,
                      Anderson Worldwide SC.

John F. Cunningham    Principal Occupation: Director      $1,166.65       $148,500
 Birth Date: March    or Trustee of the Federated Fund
5, 1943               Complex.
353 El Brillo Way
Palm Beach, FL        Other Directorships Held:
TRUSTEE               Chairman, President and Chief
Began serving:        Executive Officer, Cunningham &
January 1999          Co., Inc. (strategic business
                      consulting); Trustee Associate,
                      Boston College.

                      Previous Positions: Director,
                      Redgate Communications and EMC
                      Corporation (computer storage
                      systems); Chairman of the Board
                      and Chief Executive Officer,
                      Computer Consoles, Inc.;
                      President and Chief Operating
                      Officer, Wang Laboratories;
                      Director, First National Bank of
                      Boston; Director, Apollo
                      Computer, Inc.

Peter E. Madden       Principal Occupation: Director      $1,166.65       $148,500
Birth Date: March     or Trustee of the Federated Fund
16, 1942              Complex; Management Consultant.
One Royal Palm Way
100 Royal Palm Way    Other Directorships Held: Board
Palm Beach, FL        of Overseers, Babson College.
TRUSTEE               ---------------------------------
Began serving:
August 1996

                      Previous Positions:
                      Representative, Commonwealth of
                      Massachusetts General Court;
                      President, State Street Bank and
                      Trust Company and State Street
                      Corporation (retired); Director,
                      VISA USA and VISA International;
                      Chairman and Director,
                      Massachusetts Bankers
                      Association; Director,
                      Depository Trust Corporation;
                      Director, The Boston Stock
                      Exchange.

Charles F.            Principal Occupations: Director     $1,283.32       $163,350
Mansfield, Jr.        or Trustee of the Federated Fund
Birth Date: April     Complex; Management Consultant;
10, 1945              Executive Vice President, DVC
80 South Road         Group, Inc. (marketing,
Westhampton Beach,    communications and technology)
NY                    (prior to 9/1/00).
TRUSTEE
Began serving:        Previous Positions: Chief
January 1999          Executive Officer, PBTC
                      International Bank; Partner,
                      Arthur Young & Company (now
                      Ernst & Young LLP); Chief
                      Financial Officer of Retail
                      Banking Sector, Chase Manhattan
                      Bank; Senior Vice President,
                      HSBC Bank USA (formerly, Marine
                      Midland Bank); Vice President,
                      Citibank; Assistant Professor of
                      Banking and Finance, Frank G.
                      Zarb School of Business, Hofstra
                      University.

John E. Murray,       Principal Occupations:  Director    $1,399.98       $178,200
Jr., J.D., S.J.D.     or Trustee of the Federated Fund
Birth Date:           Complex; Chancellor and Law
December 20, 1932     Professor, Duquesne University;
Chancellor,           Partner, Murray, Hogue & Lannis.
Duquesne University
Pittsburgh, PA        Other Directorships Held:
TRUSTEE               Director, Michael Baker Corp.
Began serving:        (engineering, construction,
August 1996           operations and technical
                      services).

                      Previous Positions: President,
                      Duquesne University; Dean and
                      Professor of Law, University of
                      Pittsburgh School of Law; Dean
                      and Professor of Law, Villanova
                      University School of Law.

Marjorie P. Smuts     Principal Occupations:  Director    $1,166.65       $148,500
Birth Date: June      or Trustee of the Federated Fund
21, 1935              Complex; Public
4905 Bayard Street    Relations/Marketing
Pittsburgh, PA        Consultant/Conference
TRUSTEE               Coordinator.
Began serving:
August 1996           Previous Positions: National
                      Spokesperson, Aluminum Company
                      of America; television producer;
                      President, Marj Palmer Assoc.;
                      Owner, Scandia Bord.

John S. Walsh         Principal Occupations: Director     $1,166.65       $148,500
Birth Date:           or Trustee of the Federated Fund
November 28, 1957     Complex; President and Director,
2604 William Drive    Heat Wagon, Inc. (manufacturer
Valparaiso, IN        of construction temporary
TRUSTEE               heaters); President and
Began serving:        Director, Manufacturers
January 1999          Products, Inc. (distributor of
                      portable construction heaters);
                      President, Portable Heater
                      Parts, a division of
                      Manufacturers Products, Inc.

                      Previous Position: Vice
                      President, Walsh & Kelly, Inc.


------------------------------------------------------------------------------------

OFFICERS**

            Name
         Birth Date
           Address
  Positions Held with Trust
-----------------------------
     Date Service Began               Principal Occupation(s) and Previous Position(s)
J. Christopher Donahue*           Principal Occupations: Principal Executive Officer and
Birth Date: April 11, 1949        President of the Federated Fund Complex; Director or
PRESIDENT                         Trustee of some of the Funds in the Federated Fund
Began serving: November 1997      Complex; President, Chief Executive Officer and
                                  Director, Federated Investors, Inc.; Chairman and
                                  Trustee, Federated Investment Management Company;
                                  Trustee, Federated Investment Counseling; Chairman and
                                  Director, Federated Global Investment Management Corp.;
                                  Chairman, Federated Equity Management Company of
                                  Pennsylvania, Passport Research, Ltd. and Passport
                                  Research II, Ltd.; Trustee, Federated Shareholder
                                  Services Company; Director, Federated Services Company.

                                  Previous Positions: President, Federated Investment
                                  Counseling; President and Chief Executive Officer,
                                  Federated Investment Management Company, Federated
                                  Global Investment Management Corp. and Passport
                                  Research, Ltd.

John W. McGonigle                 Principal Occupations: Executive Vice President and
Birth Date: October 26, 1938      Secretary of the Federated Fund Complex; Executive Vice
EXECUTIVE VICE PRESIDENT AND      President, Secretary and Director, Federated Investors,
SECRETARY                         Inc.
-----------------------------
Began serving: November 1997      Previous Positions: Trustee, Federated Investment
                                  Management Company and Federated Investment Counseling;
                                  Director, Federated Global Investment Management Corp.,
                                  Federated Services Company and Federated Securities
                                  Corp.

Richard J. Thomas                 Principal Occupations: Principal Financial Officer and
Birth Date: June 17, 1954         Treasurer of the Federated Fund Complex; Senior Vice
TREASURER                         President, Federated Administrative Services.
-----------------------------
Began serving: November 1998      Previous Positions: Vice President, Federated
                                  Administrative Services; held various management
                                  positions within Funds Financial Services Division of
                                  Federated Investors, Inc.

Richard B. Fisher                 Principal Occupations: Vice Chairman or Vice President
Birth Date: May 17, 1923          of some of the Funds in the Federated Fund Complex;
VICE PRESIDENT                    Vice Chairman, Federated Investors, Inc.; Chairman,
-----------------------------     Federated Securities Corp.
Began serving: November 1997
                                  Previous Positions: President and Director or Trustee
                                  of some of the Funds in the Federated Fund Complex;
                                  Executive Vice President, Federated Investors, Inc. and
                                  Director and Chief Executive Officer, Federated
                                  Securities Corp.
-------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
            Name
         Birth Date
           Address
  Positions Held with Trust
-----------------------------
     Date Service Began               Principal Occupation(s) and Previous Position(s)
-------------------------------------------------------------------------------------------
William D. Dawson, III            Principal Occupations: Chief Investment Officer of this
 Birth Date: March 3, 1949        Fund and various other Funds in the Federated Fund
CHIEF INVESTMENT OFFICER          Complex; Executive Vice President, Federated Investment
-----------------------------     Counseling, Federated Global Investment Management
Began serving: November 1999      Corp., Federated Investment Management Company,
                                  Federated Equity Management Company of Pennsylvania,
                                  Passport Research, Ltd. and Passport Research II, Ltd.

                                  Previous Positions: Executive Vice President and Senior
                                  Vice President, Federated Investment Counseling
                                  Institutional Portfolio Management Services Division;
                                  Senior Vice President, Federated Investment Management
                                  Company and Passport Research, Ltd.

-----------------------------     Mark E. Durbiano has been the Fund's Portfolio Manager
Mark E. Durbiano             -----of High-Yield Bond Portfolio since its inception. He is
Birth Date: May 17, 1923          Vice President of the Trust. Mr. Durbiano joined
VICE PRESIDENT                    Federated in 1982 and has been a Senior Portfolio
-----------------------------     Manager and a Senior Vice President of the Fund's
-----------------------------     Adviser since 1996. From 1988 through 1995, Mr.
Began serving: November 1997      Durbiano was a Portfolio Manager and a Vice President
                                  of the Fund's Adviser. Mr. Durbiano is a Chartered
                                  Financial Analyst and received his M.B.A. in Finance
                                  from the University of Pittsburgh.

                                  Todd A. Abraham has been the Fund's Portfolio Manager
Todd A. Abraham                   since inception. He is Vice President of the Trust.
Birth Date: February 10, 1966     Mr. Abraham has been a Portfolio Manager since 1995 and
VICE PRESIDENT                    a Vice President of the Fund's Adviser since 1997. Mr.
Began serving: May 2003           Abraham joined Federated in 1993 as an Investment
                                  Analyst and served as Assistant Vice President from
                                  1995 to 1997. Mr. Abraham served as a Portfolio Analyst
                                  at Ryland Mortgage Co. from 1992-1993. Mr. Abraham is a
                                  Chartered Financial Analyst and received his M.B.A. in
                                  Finance from Loyola College.

-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

* Family relationships and reasons for "interested" status: John F. Donahue is the father of J. Christopher Donahue; both are "interested" due to the positions they hold with Federated and its subsidiaries. ** Officers do not receive any compensation from the Portfolio.

Thomas R.  Donahue,  Chief  Financial  Officer,  Vice  President,  Treasurer and
Assistant Secretary of Federated and an officer of its various advisory and underwriting subsidiaries, has served as a Term Member on the Board of Directors of Duquesne University, Pittsburgh, Pennsylvania, since May 12, 2000. Mr. John
E. Murray, Jr., an Independent Trustee of the Portfolio,  served as President of
Duquesne from 1988 until his  retirement  from that position in 2001, and became
Chancellor of Duquesne on August 15, 2001. It should be noted that Mr. Donahue abstains on any matter that comes before Duquesne's Board that affects Mr.
Murray personally.



COMMITTEES OF THE BOARD
Board         Committee                  Committee Functions               Meetings
                                                                           Held
                                                                           During
                                                                           Last
                                                                           Fiscal
Committee      Members                                                     Year

Executive John F. Donahue     In between meetings of the full Board,          One
          John E. Murray,     the Executive Committee generally may
          Jr., J.D., S.J.D.   exercise all the powers of the full Board
                              in the management and direction of the
                              business and conduct of the affairs of
                              the Trust in such manner as the Executive
                              Committee shall deem to be in the best
                              interests of the Trust. However, the
                              Executive Committee cannot elect or
                              remove Board members, increase or
                              decrease the number of Trustees, elect or
                              remove any Officer, declare dividends,
                              issue shares or recommend to shareholders
                              any action requiring shareholder approval.

Audit     Thomas G. Bigley    The Audit Committee reviews and                 Four
          John T. Conroy,     recommends to the full Board the
          Jr.                 independent auditors to be selected to
          Nicholas P.         audit the Portfolio's financial
          Constantakis        statements; meets with the independent
          Charles F.          auditors periodically to review the
          Mansfield, Jr.      results of the audits and reports the
                              results to the full Board; evaluates the
                              independence of the auditors, reviews
                              legal and regulatory matters that may
                              have a material effect on the financial
                              statements, related compliance policies
                              and programs, and the related reports
                              received from regulators; reviews the
                              Portfolio's internal audit function;
                              reviews compliance with the Portfolio's
                              code of conduct/ethics; reviews valuation
                              issues; monitors inter-fund lending
                              transactions; reviews custody services
                              and issues and investigates any matters
                              brought to the Committee's attention that
                              are within the scope of its duties.


------------------------------------------------------------------------------------


BOARD OWNERSHIP OF SHARES IN THE PORTFOLIO AND IN THE FEDERATED FAMILY OF
INVESTMENT COMPANIES AS OF DECEMBER 31, 2003

                                                                           Aggregate
                                                                        Dollar Range of
                                              Dollar Range of           Shares Owned in
Interested                                     Shares Owned           Federated Family of
Board Member Name                              in Portfolio           Investment Companies
John F. Donahue                                    None                  Over $100,000
J. Christopher Donahue                             None                  Over $100,000
Lawrence D. Ellis, M.D.                            None                  Over $100,000

Independent
Board Member Name
Thomas G. Bigley                                   None                  Over $100,000
John T. Conroy, Jr.                                None                  Over $100,000
Nicholas P. Constantakis                           None                  Over $100,000
John F. Cunningham                                 None                  Over $100,000
Peter E. Madden                                    None                  Over $100,000
Charles F. Mansfield, Jr.                          None                $50,001 - $100,000
John E. Murray, Jr., J.D., S.J.D.                  None                  Over $100,000
Marjorie P. Smuts                                  None                  Over $100,000
John S. Walsh                                      None                  Over $100,000

------------------------------------------------------------------------------------


INVESTMENT ADVISER

The Adviser conducts investment research and makes investment decisions for the Portfolio.

The Adviser is a wholly owned subsidiary of Federated.

The Adviser shall not be liable to the Trust or any Portfolio shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

As required by the 1940 Act, the Portfolio's Board has reviewed the Portfolio's investment advisory contract. The Board's decision to approve the contract reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of the contract, the Board considers many factors, among the most material of which are: the Portfolio's investment objectives and long term performance; the Adviser's management philosophy, personnel, and processes; the preferences and expectations of fund shareholders and their relative sophistication; the continuing state of competition in the mutual fund industry; comparable fees in the mutual fund industry; the range and quality of services provided to the Portfolio and its shareholders by the Federated organization in addition to investment advisory services; and the Portfolio's relationship to the Federated funds.

In assessing the Adviser's performance of its obligations, the Board also considers whether there has occurred a circumstance or event that would constitute a reason for it to not renew an advisory contract. In this regard, the Board is mindful of the potential disruptions of the Portfolio's operations and various risks, uncertainties and other effects that could occur as a result of a decision to terminate or not renew an advisory contract. In particular, the Board recognizes that most shareholders have invested in the Portfolio on the strength of the Adviser's industry standing and reputation and in the expectation that the Adviser will have a continuing role in providing advisory services to the Portfolio.

The Board also considers the compensation and benefits received by the Adviser. This includes fees received for services provided to the Portfolio by other entities in the Federated organization and research services received by the Adviser from brokers that execute fund trades, as well as advisory fees. In this regard, the Board is aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an Adviser's compensation: the nature and quality of the services provided by the Adviser, including the performance of the Portfolio; the Adviser's cost of providing the services; the extent to which the Adviser may realize "economies of scale" as the Portfolio grows larger; any indirect benefits that may accrue to the Adviser and its affiliates as a result of the Adviser's relationship with the Portfolio; performance and expenses of comparable funds; and the extent to which the independent Board members are fully informed about all facts bearing on the Adviser's service and fee. The Portfolio's Board is aware of these factors and takes them into account in its review of the Portfolio's advisory contract.

The Board considers and weighs these circumstances in light of its substantial accumulated experience in governing the Portfolio and working with Federated on matters relating to the Federated funds, and is assisted in its deliberations by the advice of independent legal counsel. In this regard, the Board requests and receives a significant amount of information about the Portfolio and the
Federated organization. Federated provides much of this information at each regular meeting of the Board, and furnishes additional reports in connection with the particular meeting at which the Board's formal review of the advisory contracts occurs. In between regularly scheduled meetings, the Board may receive information on particular matters as the need arises. Thus, the Board's evaluation of an advisory contract is informed by reports covering such matters as: the Adviser's investment philosophy, personnel, and processes; the Portfolio's short- and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor or "peer group" funds), and comments on the reasons for performance; the Portfolio's expenses (including the advisory fee itself and the overall expense structure of the Portfolio, both in absolute terms and relative to similar and/or competing funds, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Portfolio's portfolio securities; the nature and extent of the advisory and other services provided to the Portfolio by the Adviser and its affiliates; compliance and audit reports concerning the Federated funds and the Federated companies that service them; and relevant developments in the mutual fund industry and how the Federated funds and/or Federated are responding to them.

The Board also receives financial information about Federated, including reports on the compensation and benefits Federated derives from its relationships with the Federated funds. These reports cover not only the fees under the advisory contracts, but also fees received by Federated's subsidiaries for providing other services to the Federated funds under separate contracts (e.g., for serving as the Federated funds' administrator and transfer agent). The reports also discuss any indirect benefit Federated may derive from its receipt of research services from brokers who execute Federated fund trades.



The Board bases its decision to approve an advisory contract on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. Not all of the factors and considerations identified above are relevant to every Federated fund, nor does the Board consider any one of them to be determinative. Because the totality of circumstances includes considering the relationship of each Federated fund, the Board does not approach consideration of every Federated fund's advisory contract as if that were the only Federated fund.

Services Agreement

Federated Advisory Services Company, an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Portfolio.

Other Related Services

Affiliates of the Adviser may, from time to time, provide certain electronic equipment and software to institutional customers in order to facilitate the purchase of Portfolio Shares offered by the Distributor.

CODE OF ETHICS RESTRICTIONS ON PERSONAL TRADING

As required by SEC rules, the Portfolio, its Adviser, and its Distributor have adopted codes of ethics. These codes govern securities trading activities of investment personnel, Portfolio Trustees, and certain other employees. Although they do permit these people to trade in securities, including those that the Portfolio could buy, they also contain significant safeguards designed to protect the Portfolio and its shareholders from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.

VOTING PROXIES ON FUND PORTFOLIO SECURITIES

The Board has delegated to the Adviser authority to vote proxies on the securities held in the Portfolio's portfolio. The Board has also approved the Adviser's policies and procedures for voting the proxies, which are described below.

Proxy Voting Policies

The Adviser's general policy is to cast proxy votes in favor of proposals that the Adviser anticipates will enhance the long-term value of the securities being voted. Generally, this will mean voting for proposals that the Adviser believes will: improve the management of a company; increase the rights or preferences of the voted securities; and/or increase the chance that a premium offer would be made for the company or for the voted securities.

The following examples illustrate how these general policies may apply to proposals submitted by a company's board of directors. However, whether the Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

On matters of corporate governance, generally the Adviser will vote for proposals to: require independent tabulation of proxies and/or confidential voting by shareholders; reorganize in another jurisdiction (unless it would reduce the rights or preferences of the securities being voted); and repeal a shareholder rights plan (also known as a "poison pill"). The Adviser will generally vote against the adoption of such a plan (unless the plan is designed to facilitate, rather than prevent, unsolicited offers for the company).

On matters of capital structure, generally the Adviser will vote: against proposals to authorize or issue shares that are senior in priority or voting rights to the securities being voted; for proposals to grant preemptive rights to the securities being voted; and against proposals to eliminate such preemptive rights.

On matters relating to management compensation, generally the Adviser will vote: for stock incentive plans that align the recipients' interests with the interests of shareholders without creating undue dilution; and against proposals that would permit the amendment or replacement of outstanding stock incentives with new stock incentives having more favorable terms.

On matters relating to corporate transactions, the Adviser will vote proxies relating to proposed mergers, capital reorganizations, and similar transactions in accordance with the general policy, based upon its analysis of the proposed transaction. The Adviser will vote proxies in contested elections of directors in accordance with the general policy, based upon its analysis of the opposing slates and their respective proposed business strategies. Some transactions may also involve proposed changes to the company's corporate governance, capital structure or management compensation. The Adviser will vote on such changes based on its evaluation of the proposed transaction or contested election. In these circumstances, the Adviser may vote in a manner contrary to the general practice for similar proposals made outside the context of such a proposed transaction or change in the board. For example, if the Adviser decides to vote against a proposed transaction, it may vote for anti-takeover measures reasonably designed to prevent the transaction, even though the Adviser typically votes against such measures in other contexts.

The Adviser generally votes against proposals submitted by shareholders without the favorable recommendation of a company's board. The Adviser believes that a company's board should manage its business and policies, and that shareholders who seek specific changes should strive to convince the board of their merits or seek direct representation on the board.

In addition, the Adviser will not vote if it determines that the consequences or costs outweigh the potential benefit of voting. For example, if a foreign market requires shareholders casting proxies to retain the voted shares until the meeting date (thereby rendering the shares "illiquid" for some period of time), the Adviser will not vote proxies for such shares.

Proxy Voting Procedures

The Adviser has established a Proxy Voting Committee (Proxy Committee), to exercise all voting discretion granted to the Adviser by the Board in accordance with the proxy voting policies. The Adviser has hired Investor Responsibility Research Center (IRRC) to obtain, vote, and record proxies in accordance with the Proxy Committee's directions. The Proxy Committee directs IRRC by means of Proxy Voting Guidelines, and IRRC may vote any proxy as directed in the Proxy Voting Guidelines without further direction from the Proxy Committee (and may make any determinations required to implement the Proxy Voting Guidelines). However, if the Proxy Voting Guidelines require case-by-case direction for a proposal, IRRC will provide the Proxy Committee with all information that it has obtained regarding the proposal and the Proxy Committee will provide specific direction to IRRC. The Adviser's proxy voting procedures generally permit the Proxy Committee to amend the Proxy Voting Guidelines, or override the directions provided in such Guidelines, whenever necessary to comply with the proxy voting policies.

Conflicts of Interest

The Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of the Portfolio (and its shareholders) and those of the Adviser or Distributor. This may occur where a significant business relationship exists between the Adviser (or its affiliates) and a company involved with a proxy vote. A company that is a proponent, opponent, or the subject of a proxy vote, and which to the knowledge of the Proxy Committee has this type of significant business relationship, is referred to as an "Interested Company."

The Adviser has implemented the following procedures in order to avoid concerns that the conflicting interests of the Adviser have influenced proxy votes. Any employee of the Adviser who is contacted by an Interested Company regarding proxies to be voted by the Adviser must refer the Interested Company to a member of the Proxy Committee, and must inform the Interested Company that the Proxy Committee has exclusive authority to determine how the Adviser will vote. Any Proxy Committee member contacted by an Interested Company must report it to the full Proxy Committee and provide a written summary of the communication. Under no circumstances will the Proxy Committee or any member of the Proxy Committee make a commitment to an Interested Company regarding the voting of proxies or disclose to an Interested Company how the Proxy Committee has directed such proxies to be voted. If the Proxy Voting Guidelines already provide specific direction on the proposal in question, the Proxy Committee shall not alter or amend such directions. If the Proxy Voting Guidelines require the Proxy Committee to provide further direction, the Proxy Committee shall do so in accordance with the proxy voting policies, without regard for the interests of the Adviser with respect to the Interested Company. If the Proxy Committee provides any direction as to the voting of proxies relating to a proposal affecting an Interested Company, it must disclose to the Portfolio's Board information regarding: the significant business relationship; any material communication with the Interested Company; the matter(s) voted on; and how, and why, the Adviser voted as it did.

If the Portfolio holds shares of another investment company for which the Adviser (or an affiliate) acts as an investment adviser, the Proxy Committee will vote the Portfolio's proxies in the same proportion as the votes cast by shareholders who are not clients of the Adviser at any shareholders' meeting called by such investment company, unless otherwise directed by the Board.

The Adviser conducts investment research and makes investment decisions for the Portfolio.



Investment Advisory and Other Services

Principal Underwriter

The Portfolio's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.



Administrator

Federated Administrative Services (FAS), a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolio. FAS provides these at the following annual rate of the average aggregate daily net assets of all Federated funds as specified below:

   Maximum Administrative Fee                Average Aggregate Daily
                                        Net Assets of the Federated Funds
           0.150 of 1%                       on the first $5 billion
           0.125 of 1%                        on the next $5 billion
           0.100 of 1%                       on the next $10 billion
           0.075 of 1%                      on assets over $20 billion

FAS also provides certain accounting and recordkeeping services with respect to the Portfolio's portfolio investments for a fee based on Portfolio assets plus out-of-pocket expenses.

FAS will voluntarily waive all or a portion of the administrative fee paid by the Portfolio. FAS may terminate this voluntary waiver at any time.



Custodian
State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Portfolio.



Transfer Agent and Dividend Disbursing Agent
Federated Services Company, through its registered transfer agent subsidiary, FSSC, maintains all necessary shareholder records. The Portfolio pays the transfer agent a fee based on the size, type and number of accounts and transactions made by shareholders.



Independent Auditor
Ernst & Young LLP is the independent auditor for the Portfolio.

Brokerage Allocation and Other Practices



Brokerage Transactions

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser may select brokers and dealers based on whether they also offer research services (as described below). In selecting among firms believed to meet these criteria, the Adviser may give consideration to those firms which have sold or are selling Shares of the Portfolio and other funds distributed by the Distributor and its affiliates. The Adviser may also direct certain portfolio trades to a broker that, in turn, pays a portion of the Portfolio's operating expenses. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Portfolio's Board.

Investment decisions for the Fund are made independently from those of other accounts managed by the Adviser. Except as noted below, when the Fund and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Fund and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Fund, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Fund. Investments for Federated Kaufmann Fund and other accounts managed by that fund's portfolio managers in initial public offerings ("IPO") are made independently from any other accounts, and much of their non-IPO trading may also be conducted independently from other accounts.

Research Services

Research services may include advice as to the advisability of investing in securities; security analysis and reports; economic studies; industry studies; receipt of quotations for portfolio evaluations; and similar services. Research services may be used by the Adviser or by affiliates of Federated in advising other accounts. To the extent that receipt of these services may replace services for which the Adviser or its affiliates might otherwise have paid, it would tend to reduce their expenses. The Adviser and its affiliates exercise reasonable business judgment in selecting those brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.


Investment decisions for the Portfolio are made independently from those of other accounts managed by the Adviser. When the Portfolio and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Portfolio and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Portfolio, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Portfolio. For the fiscal year ended, (insert date of last fiscal year end), the Fund's Adviser directed brokerage transactions to certain brokers due to research services they provided. The total amount of these transactions was $603,791 for which the Fund paid $1,760 in brokerage commissions.


Capital Stock and Other Securities

Capital Stock

Holders of the Portfolio's shares of beneficial interest will have equal rights to participate in distributions made by the Portfolio, equal rights to the Portfolio's assets upon dissolution and equal voting rights; the Portfolio does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at net asset value (NAV) with no charge.

Massachusetts Partnership Law

Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of the Portfolio. To protect its shareholders, the Portfolio has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of the Portfolio.

In the unlikely event a shareholder is held personally liable for the Portfolio's obligations, the Portfolio is required by the Declaration of Trust to use its property to protect or compensate the shareholder. On request, the Portfolio will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Portfolio. Therefore, financial loss resulting from liability as a shareholder will occur only if the Portfolio itself cannot meet its obligations to indemnify shareholders and pay judgments against them.

Portfolio Turnover


The Portfolio will not attempt to seek or meet a portfolio turnover rate since any turnover would be incidental to transactions undertaken in an attempt to achieve the Portfolio's investment objective. For the fiscal years ended December 31, 2003, and 2002, the portfolio turnover rates were 38% and 39%, respectively.



Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

Offering Price

The Portfolio's NAV per Share fluctuates and is based on the market value of all securities and other assets of the Portfolio.

Market values of the Portfolio's portfolio securities are determined as follows:

o for equity securities, according to the last sale price in the market in which they are primarily traded (either a national securities exchange or the over-the-counter market), if available;

o in the absence of recorded sales for equity securities, according to the mean between the last closing bid and asked prices;

o for fixed income securities, according to the mean between bid and asked prices as furnished by an independent pricing service, except that fixed income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; and

o for all other securities at fair value as determined in good faith by the Board.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker-dealers or other financial institutions that trade the securities.

Redemption in Kind

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Because the Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act, the Portfolio is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.

Any Share redemption payment greater than this amount will also be in cash unless the Portfolio's Board determines that payment should be in kind. In such a case, the Portfolio will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Portfolio determines its NAV. The portfolio securities will be selected in a manner that the Portfolio's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.

Taxation of the Portfolio

The Portfolio intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies. If these requirements are not met, it will not receive special tax treatment and will be subject to federal corporate income tax.

The Portfolio will be treated as a single, separate entity for federal income tax purposes so that income earned and capital gains and losses realized by the Trust's other portfolios will be separate from those realized by the Portfolio.

Financial Statements

Investors of record will receive annual reports audited by the Portfolio's independent auditor and unaudited semi-annual reports.

Appendix

STANDARD & POOR'S LONG-TERM DEBT RATING DEFINITIONS

AAA--Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

BB--Debt rated BB has less near-term, vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

B--Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC--Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

CC--The rating CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC debt rating.

C--The rating C typically is applied to debt subordinated to senior debt which is assigned an actual or implied CCC-debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

MOODY'S INVESTORS SERVICE LONG-TERM BOND RATING DEFINITIONS

AAA--Bonds which are rated AAA are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as gilt edged. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA--Bonds which are rated AA are judged to be of high quality by all standards. Together with the AAA group, they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in AAA securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in AAA securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA--Bonds which are rated BAA are considered as medium grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

BA--Bonds which are BA are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B--Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

CAA--Bonds which are rated CAA are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

CA--Bonds which are rated CA represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C--Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

FITCH RATINGS LONG-TERM DEBT RATING DEFINITIONS

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA--Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB--Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

BB--Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B--Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC--Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC--Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C--Bonds are imminent default in payment of interest or principal.

Addresses

High-Yield Bond Portfolio
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000

Placement Agent
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue,
Pittsburgh, PA 15222-3779

Investment Adviser
Federated Investment Management Company
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Custodian
State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600

Transfer Agent and Dividend Disbursing Agent
Federated Shareholder Services Company
P.O. Box 8600
Boston, MA 02266-8600

Independent Public Accountants
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072



Cusip 31409N101


(2/04)













PART C.     OTHER INFORMATION.

Item 23.    Exhibits:

            (a)   (i)         Conformed copy of Declaration of Trust
                              of the Registrant; (1)
                  (ii)        Conformed copies of Amendment Nos. 1, 2
                              and 3 to the Declaration of Trust of the
                              Registrant; (6)
            (b)   (i)         Copy of By-Laws of the Registrant; (1)
                  (ii)        Copies of Amendment Nos. 1, 2, 3 and 4 to the
                              By-Laws of the Registrant;(6)
                  (iii)       Copy of Amendment No. 5 too the By-Laws of
                              the Registrant(+);
            (c)               Not applicable;
            (d)   (i)         Conformed copy of Investment Advisory
                              Contract of the Registrant with Exhibits
                              A & B attached thereto; (4)
                  (ii)        Assignment of Registrant's Investment
                              Advisory Contract to Federated
                              Investment Management Company; (4)
                  (iii)       Conformed copy of Amendment to the
                              Investment Advisory Contract of the
                              Registrant; (6)
            (e)   (i)         Conformed copy of Exclusive Placement
                              Agent Agreement of High Yield Bond
                              Portfolio; (2)
                  (ii)        Conformed copy of Amendment to Exclusive
                              Placement Agent Agreement of the
                              Registrant, on behalf of High Yield Bond
                              Portfolio; (6)
                  (iii)       Conformed copy of Exclusive Placement
                              Agent Agreement of Federated Mortgage
                              Core Portfolio; (4)
                  (iv)        Conformed copy of Amendment to the
                              Exclusive Placement Agent Agreement of
                              the Registrant, on behalf of Federated
                              Mortgage Core Portfolio;(6)
            (f)               Not applicable;
            (g)   (i)         Conformed copy of Custodian Agreement
                              and Custodian Fee Schedule of the
                              Registrant; (1)
                  (ii)        Conformed copy of Amendment to the
                              Custodian Agreement of the Registrant;
                              (6)
            (h)   (i)         Conformed copy of Amended and Restated
                              Agreement for Fund Accounting Services,
                              Administrative Services, Shareholder
                              Transfer Agency Services and Custody
                              Services Procurement;(6)
                  (ii)        Conformed copy of Amendment to Agreement
                              for Fund Accounting Services,
                              Administrative Services, Shareholder
                              Transfer Agency Services and Custody
                              Services Procurement; (6)
            (i)               Not applicable;
            (j)               Not applicable;
            (k)               Not applicable;
            (l)               Form of Written Assurances from Initial
                              Shareholders; (2)
            (m)               Not applicable;
            (n)               Not applicable;
            (o)   (i)         Conformed Copy of Power of Attorney;(5)
                  (ii)        Conformed Copy of Limited Power of
                              Attorney; (3)
                  (iii)       Schedule 1 to Limited Power of Attorney.
                              (4)
            (p)               The registrant hereby incorporates the
                              conformed copy of the Code of Ethics for Access Persons from Item 23 (p) of the
                              Federated Institutional Trust Portfolios
                              Registration Statement on Form N-1A
                              filed with the Commission on February
                              26, 2004.(File Nos. 33-54445 and
                              811-7139).

+     All Exhibits have been filed electronically.

1. Response is incorporated by reference to Registrant's Initial Registration Statement on Form N-1A filed December 30, 1997
      (File No. 811-08519).
2.    Response is incorporated by reference to Registrant's Amendment
      No. 1 on Form N-1A filed January 30, 1998 (File No. 811-08519).
3.    Response is incorporated by reference to Registrant's Amendment
      No. 3 on Form N-1A filed April 16, 1999 (File No. 811-08519).
4.    Response is incorporated by reference to Registrant's Amendment
      No. 5 on Form N-1A filed November 22, 1999 (File No. 811-08519).
5. Response is incorporated by reference to Registrant's Amendment No. 6 on Form N-1A filed February 29, 2000 (File No. 811-08519).
6. Response is incorporated by reference to Registrant's Amendment No. 10 on Form N-1A filed February 27, 2003 (File No. 811-08519).



Item 24.    Persons Controlled by or Under Common Control with
            Registrant:

            None

Item 25.    Indemnification:  (1)

Item 26.    Business and Other Connections of Investment Adviser:

            For a description of the other business of the investment adviser, see the section entitled "Who Manages the Fund?" in Part
            A. The affiliations with the Registrant of four of the Trustees and one of the Officers of the investment adviser are included in Part B of this Registration Statement under "Who Manages and Provides Services to the Fund?" The remaining Trustees of the investment adviser and, in parentheses, their principal occupations are: Thomas R. Donahue, (Chief Financial Officer, Federated Investors, Inc.), 1001 Liberty Avenue, Pittsburgh, PA, 15222-3779 and Mark D. Olson (a principal of the firm, Mark D. Olson & Company, L.L.C. and Partner, Wilson, Halbrook & Bayard, P.A.), 800 Delaware Avenue, P.O. Box 2305, Wilmington, DE 19899-2305.


The remaining Officers of the investment adviser are:

President/ Chief Executive Officer
and Trustee:                                    Keith M. Schappert

Executive Vice President:                       William D. Dawson, III

Senior Vice Presidents:                         Joseph M. Balestrino
                                                Jonathan C. Conley
                                                Deborah A. Cunningham,
                                                Mark E. Durbiano
                                                Robert M. Kowit
                                                Jeffrey A. Kozemchak
                                                Susan M. Nason
                                                Mary Jo Ochson
                                                Robert J. Ostrowski
                                                Richard Tito

Vice Presidents:                                Todd A. Abraham
                                                J. Scott Albrecht
                                                Randall S. Bauer
                                                Nancy J.Belz
                                                G. Andrew Bonnewell
                                                Lee R. Cunningham, II
                                                Anthony Delserone,Jr.
                                                Donald T. Ellenberger
                                                Eamonn G. Folan
                                                John T. Gentry
                                                Patricia L. Heagy
                                                Susan R. Hill
                                                Nikola A. Ivanov
                                                William R. Jamison
                                                Nathan H. Kehm
                                                John C. Kerber
                                                J. Andrew Kirschler
                                                Steven Lehman
                                                Marian R. Marinack
                                                Natalie F. Metz
                                                Thomas J. Mitchell
                                                Joseph M. Natoli
                                                Mary Kay Pavuk
                                                Jeffrey A. Petro
                                                Ihab L. Salib
                                                Roberto Sanchez-Dahl, Sr.
                                                John Sidawi
                                                Michael W. Sirianni, Jr.
                                                Christopher Smith
                                                Timothy G. Trebilcock
                                                Stephen J. Wagner
                                                Paige M. Wilhelm
                                                George B. Wright

Assistant Vice Presidents:                      Lori Andrews
                                                Hanan Callas
                                                Jerome Conner
                                                James R. Crea, Jr.
                                                Karol M. Crummie
                                                Richard Cumberledge
                                                Richard J. Gallo
                                                Kathyrn P. Glass
                                                James Grant
                                                Tracey L. Lusk
                                                Ann Manley
                                                Karl Mocharko
                                                Teri Lynn Moore
                                                Bob Nolte
                                                Rae Ann Rice
                                                Brian Ruffner
                                                Kyle D. Stewart
Assistant Vice Presidents:                      Mary Ellen Tesla
                                                Nichlas S. Tripodes

Secretary:                                      G. Andrew Bonnewell

Treasurer:                                      Thomas R. Donahue

Assistant Secretary:                            Jay S. Neuman


Assistant Treasurer:                            Denis McAuley, III

     The business address of each of the Officers of the investment adviser is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the investment advisers to the investment companies in the Federated Fund Complex described in Part B of this Registration Statement.


Item 27.    Principal Underwriters:

     (a)  Federated   Securities   Corp.  the  Distributor  for  shares  of  the
          Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant:

          Cash Trust Series, Inc.; Cash Trust Series II; Edward Jones Money Market Fund; Federated Adjustable Rate Securities Fund; Federated American Leaders Fund, Inc.; Federated Core Trust; Federated Core Trust II, L.P.; Federated Equity Funds; Federated Equity Income Fund, Inc.; Federated Fixed Income Securities, Inc.; Federated GNMA Trust; Federated Government Income Securities, Inc.; Federated High Income Bond Fund, Inc.; Federated High Yield Trust; Federated Income
          Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Insurance Series; Federated International Series, Inc.; Federated Investment Series Funds, Inc.; Federated Limited Duration Government Fund, Inc.; Federated Managed Allocation Portfolios; Federated Municipal Opportunities Fund, Inc.; Federated Municipal Securities Fund, Inc.; Federated Municipal Securities Income Trust; Federated Premier Intermediate Municipal Income Fund; Federated Premier Municipal Income Fund; Federated Short-Term Municipal Trust; Federated Stock and Bond Fund, Inc.; Federated Stock Trust; Federated Total Return Government Bond Fund; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities Fund: 2-5 Years; Federated World Investment Series, Inc.; Intermediate Municipal Trust; Money Market Obligations Trust; MTB Group of Funds; Regions Morgan Keegan Select Funds and SouthTrust Funds.


         (b)

         (1)                        (2)                        (3)
Positions and Offices                                 Positions and Offices
  With Distributor                  Name                 With Registrant
_____________________         _________________       ______________________

Chairman:                     Richard B. Fisher       Vice President

Director:                     Arthur L. Cherry

President-Institutional
Sales and Director:           John B. Fisher

Executive Vice
Vice President, Assistant
Secretary and Director:       Thomas R. Donahue

President-Broker/Dealer
And Director:                 James F. Getz

Senior Vice Presidents:       Mark W. Bloss
                              Richard W. Boyd
                              Laura M. Deger
                              Peter W. Eisenbrandt
                              Theodore Fadool, Jr.
                              Christopher Fives
                              James S. Hamilton
                              James M. Heaton
                              H. Joseph Kennedy
                              Amy Michaliszyn
                              Keith Nixon
                              Solon A. Person, IV
                              Ronald M. Petnuch
                              Thomas E. Territ
                              Robert F. Tousignant

Vice Presidents:              Irving Anderson
                              John B. Bohnet
                              Edward R. Bozek
                              Jane E. Broeren-Lambesis
                              Craig Burness
                              David J. Callahan
                              Mark Carroll
                              Dan Casey
                              Scott Charlton
                              Steven R. Cohen
                              Mary J. Combs
                              R. Edmond Connell, Jr.
                              Kevin J. Crenny
                              Daniel T. Culbertson
                              G. Michael Cullen
                              Marc C. Danile
                              Rick A. DiBernardo
                              Robert J. Deuberry
                              Ron Dorman
                              William C. Doyle
                              Donald C. Edwards
                              Lee England
                              Timothy Franklin
                              Peter J. Germain
                              Joseph D. Gibbons
                              G. Tad Gullickson
                              Scott Gundersen
                              Dayna C. Haferkamp
                              Raymond J. Hanley
                              Vincent L. Harper, Jr.
                              Bruce E. Hastings
Vice Presidents:              Teresa M. Johnson
                              Christopher L. Johnston
                              Stephen Kittel
                              Michael W. Koenig
                              Ed Koontz
                              Christopher A. Layton
                              Michael H. Liss
                              Michael R. Manning
                              Martin J. McCaffrey
                              Mary A. McCaffrey
                              Richard C. Mihm
                              Vincent T. Morrow
                              Alec H. Neilly
                              Rebecca Nelson
                              James E. Ostrowski
                              Thomas A. Peter III
                              Raleigh Peters
                              Robert F. Phillips
                              Richard A. Recker
                              Christopher Renwick
                              Brian S. Ronayne
                              Timothy A. Rosewicz
                              Thomas S. Schinabeck
                              Edward J. Segura
                              Peter Siconolfi
                              Edward L. Smith
                              David W. Spears
                              John A. Staley
                              Colin B. Starks
                              Jeffrey A. Stewart
                              Kevin Stutz
                              William C. Tustin
                              Paul A. Uhlman
                              G. Walter Whalen
                              Stephen White
                              Patrick M. Wiethorn
                              Edward J. Wojnarowski
                              Michael P. Wolff


Assistant Vice Presidents:    Lisa A. Toma
                              Robert W. Bauman
                              Charles L. Davis, Jr.
                              Beth C. Dell
                              John T. Glickson
                              William Rose

Treasurer:                    Denis McAuley, III

Secretary:                    Stephen A. Keen

Assistant Secretaries:        Thomas R. Donahue
                              Peter J. Germain

The business  address of each of the Officers of Federated  Securities  Corp. is
Federated  Investors  Tower,  1001  Liberty  Avenue,  Pittsburgh,   Pennsylvania
15222-3779.

         (c)     Not applicable


Item 28.    Location of Accounts and Records:

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Registrant                          Reed Smith LLP
                                    Investment Management Group (IMG)
                                    Federated Investors Tower
                                    12th Floor
                                    1001 Liberty Avenue
                                    Pittsburgh, PA 15222-3779

(Notices should be sent to the Agent for Service at above address)

                                    Federated Investors Funds
                                    5800 Corporate Drive
                                    Pittsburgh, PA  15237-7000

Federated Shareholder               P.O. Box
Services Company                    Boston, MA  02266-8600
("Transfer Agent and Dividend
Disbursing Agent")

Federated Services Company          Federated Investors Tower
("Administrator")                   1001 Liberty Avenue
                                    Pittsburgh, PA  15222-3779

Federated Investment Management     Federated Investors Tower
Company ("Adviser")                 1001 Liberty Avenue
                                    Pittsburgh, PA  15222-3779

State Street Bank and Trust Company P.O. Box 8600
("Custodian")                       Boston, MA 02266-8600

Item 29.    Management Services:

Not applicable.

Item 30.    Undertakings:

     Registrant hereby undertakes to comply with the provisions of Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.


                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 26th day of February 2004.

                          FEDERATED CORE TRUST

                        BY: /s/ Andrew P. Cross
                        Andrew P. Cross, Assistant Secretary
                        February 26, 2004